Exhibit 10.1

Execution Version

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of July 17, 2023 (this “Amendment”), to the REVOLVING CREDIT AGREEMENT, dated as of November 23, 2021 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among AVANGRID, INC., a New York corporation (“Avangrid”), NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation (“NYSEG”), ROCHESTER GAS AND ELECTRIC CORPORATION, a New York corporation (“RG&E”), CENTRAL MAINE POWER COMPANY, a Maine corporation (“CMP”), THE UNITED ILLUMINATING COMPANY, a specially chartered Connecticut corporation (“UI”), THE SOUTHERN CONNECTICUT GAS COMPANY, a Connecticut corporation (“SCG”), CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation (“CNG”), THE BERKSHIRE GAS COMPANY, a Massachusetts gas company (“BGC”; together with Avangrid, NYSEG, RG&E, CMP, UI, SCG and CNG, the “Borrowers”; each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), MIZUHO BANK, LTD., as administrative agent (the “Administrative Agent”), BOFA SECURITIES, INC. and JPMORGAN CHASE BANK, N.A., as co-syndication agents (the “Co-Syndication Agents”), MUFG BANK, LTD., BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH and SANTANDER BANK, N.A., as co-documentation agents (the “Co-Documentation Agents”) and BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as sustainability agent (the “Sustainability Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available revolving credit commitments to the Borrowers on the terms set forth in the Credit Agreement; and

WHEREAS, the parties hereto wish to amend the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.    DEFINED TERMS.

1.1    Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.    AMENDMENTS TO CREDIT AGREEMENT.

2.1    Subject to the satisfaction of the conditions set forth in Section 3.1 hereof, each of the parties hereto agrees that the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto.

SECTION 3.     MISCELLANEOUS.

3.1    Conditions to Effectiveness. This Amendment shall become effective on the date on which each of the Borrowers and the Lenders shall have executed and delivered to the Administrative Agent this Amendment.

3.2    Representations and Warranties. Except, with respect to the last sentence of Section 4.03, Section 4.04, and Section 4.11, as disclosed in Avangrid’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K filed with the SEC prior to the date hereof, as of the date hereof and after giving effect to the amendments contained herein, each of the Borrowers hereby confirms that all the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects; provided that each reference in such Section 4 to “this Agreement” shall be deemed to include this Amendment and the Credit Agreement, as amended by this Amendment.

3.3    No Default. No Default or Event of Default shall have occurred and be continuing as of the date hereof after giving effect to this Amendment.

3.4    Payment of Expenses. Each of the Borrowers agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

3.5    Continuing Effect; No Other Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a Loan Document.

3.6    No Novation. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

3.7    Governing Law; Waiver of Jury Trial. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 11.10(b) and 11.14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

3.8    Counterparts. This Amendment may be executed in two or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or in electronic (e.g. “.pdf” or “.tif”) format shall be effective as delivery of a manually executed

2

counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AVANGRID, INC.

By	/s/ Patricia Cosgel
	Name:	Patricia Cosgel
	Title:	Senior Vice President - Chief Financial Officer

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Senior Vice President - Controller

NEW YORK STATE ELECTRIC & GAS CORPORATION

By	/s/ Alvaro Ortega
	Name:	Alvaro Ortega
	Title:	Authorized Representative

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Authorized Representative

ROCHESTER GAS AND ELECTRIC CORPORATION

By	/s/ Alvaro Ortega
	Name:	Alvaro Ortega
	Title:	Authorized Representative

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Authorized Representative

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

CENTRAL MAINE POWER COMPANY

By	/s/ Alvaro Ortega
	Name:	Alvaro Ortega
	Title:	Authorized Representative

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Authorized Representative

THE UNITED ILLUMINATING COMPANY

By	/s/ Alvaro Ortega
	Name:	Alvaro Ortega
	Title:	Authorized Representative

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Authorized Representative

THE SOUTHERN CONNECTICUT GAS COMPANY

By	/s/ Alvaro Ortega
	Name:	Alvaro Ortega
	Title:	Authorized Representative

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Authorized Representative

CONNECTICUT NATURAL GAS CORPORATION

By	/s/ Alvaro Ortega
	Name:	Alvaro Ortega
	Title:	Authorized Representative

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Authorized Representative

THE BERKSHIRE GAS COMPANY

By	/s/ Alvaro Ortega
	Name:	Alvaro Ortega
	Title:	Authorized Representative

By	/s/ Scott Tremble
	Name:	Scott Tremble
	Title:	Authorized Representative

MIZUHO BANK, LTD., as Administrative Agent and as a Lender

By	/s/ Edward Sacks
	Name:	Edward Sacks
	Title:	Authorized Signatory

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

Bank of America, N.A.
,
as a Lender

By	/s/ Christopher J. Heitker
	Name:	Christopher J. Heitker
	Title:	Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By	/s/ OSWIN JOSEPH
	Name:	OSWIN JOSEPH
	Title:	EXECUTIVE DIRECTOR

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as a Lender

By	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Managing Director

By	/s/ Luis Ruigomez
	Name:	Luis Ruigomez
	Title:	Executive Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

MUFG BANK, LTD. ,

as a Lender

By	/s/ Jeffrey Fesenmaier
	Name:	Jeffrey Fesenmaier
	Title:	Managing Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

SANTANDER BANK, N.A.,
as a Lender

By	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

By	/s/ Daniel Kostman
	Name:	Daniel Kostman
	Title:	Executive Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

BNP Paribas, as a Lender

By	/s/ Francis Delaney
	Name:	Francis Delaney
	Title:	Managing Director

By	/s/ Victor Padilla
	Name:	Victor Padilla
	Title:	Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

,
CaixaBank S.A. as a Lender

By	/s/ Óscar Sánchez Bargos		/s/ Andrés Rubio Traversa
	Name:	Óscar Sánchez Bargos	Andrés Rubio Traversa
	Title:	Executive Director	Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

Wells Fargo Bank, National Association, as a Lender

By	/s/ Gregory R. Gredvig
	Name:	Gregory R. Gredvig
	Title:	Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By	/s/ Anju Abraham
	Name:	Anju Abraham
	Title:	Executive Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

CITIBANK, N.A.

,
as a Lender

By	/s/ Agha Murtaza
	Name:	Agha Murtaza
	Title:	Director / Authorized Signatory

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

Commerzbank AG, New York Branch, as a Lender

By	/s/ Barbara Stacks
	Name:	Barbara Stacks
	Title:	Director

By	/s/ Jeff Sullivan
	Name:	Jeff Sullivan
	Title:	Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By	/s/ Andrew Sidford
	Name:	Andrew Sidford
	Title:	Managing Director

By	/s/ Gordon Yip
	Name:	Gordon Yip
	Title:	Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

Intesa Sanpaolo S.p.A., New York Branch, as a Lender

By	/s/ Jennifer Feldman Facciola
	Name:	Jennifer Feldman Facciola
	Title:	Business Director

By	/s/ Javier Richard Cook
	Name:	Javier Richard Cook
	Title:	Managing Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

KEYBANK National Association

,
as a Lender

By	/s/ Jonathan Bouvet
	Name:	Jonathan Bouvet
	Title:	Senior Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

Morgan Stanley Bank, N.A., as a Lender

By	/s/ Taylor Tripucka
	Name:	Taylor Tripucka
	Title:	Authorized Signatory

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

NATIXIS, NEW YORK BRANCH ,
as a Lender

By	/s/ Yash Anand
	Name:	Yash Anand
	Title:	Managing Director

By	/s/ Arnaud Roberdet
	Name:	Arnaud Roberdet
	Title:	Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

Royal Bank of Canada,
as a Lender

By	/s/ Frank Lambrinos
	Name:	Frank Lambrinos
	Title:	Authorized Signatory

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
NEW YORK BRANCH, as a Lender

By	/s/ Alkesh Nanavaty
	Name:	Alkesh Nanavaty
	Title:	Executive Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

TD Bank, N.A.,
as a Lender

By	/s/ Bernadette Collins
	Name:	Bernadette Collins
	Title:	Senior Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

The Bank of Nova Scotia ,
as a Lender

By	/s/ David Dewar
	Name:	David Dewar
	Title:	Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

U.S. Bank National Association

,
as a Lender

By	/s/ John M. Eyerman
	Name:	John M. Eyerman
	Title:	Senior Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

,
as a Lender

By	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

By	/s/ Alison Lugo
	Name:	Alison Lugo
	Title:	Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By	/s/ Keshia Leday
	Name:	Keshia Leday
	Title:	Authorized Signatory

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION as a Lender

By:	/s/ Gillian Hedges
	Name:	Gillian Hedges
	Title:	Director

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

National Westminster Bank plc

,
as a Lender

By	/s/ Oliver McCollum
	Name:	Oliver McCollum
	Title:	Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

M&T Bank

,
as a Lender

By	/s/ Stephen Hoffman
	Name:	Stephen Hoffman
	Title:	Senior Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By	/s/ Molly H. Ross
	Name:	Molly H. Ross
	Title:	Vice President

[Signature Page to Avangrid Amendment No. 2 to Credit Agreement]

Exhibit A

(Attached hereto)

Exhibit A

~~Execution Version~~

$~~4,000,000,000~~3,575,000,000

REVOLVING CREDIT AGREEMENT

among

AVANGRID, INC.,

NEW YORK STATE ELECTRIC & GAS CORPORATION,

ROCHESTER GAS AND ELECTRIC CORPORATION,

CENTRAL MAINE POWER COMPANY,

THE UNITED ILLUMINATING COMPANY,

CONNECTICUT NATURAL GAS CORPORATION,

THE SOUTHERN CONNECTICUT GAS COMPANY and

THE BERKSHIRE GAS COMPANY,

as Borrowers,

The Several Lenders

from Time to Time Parties Hereto,

MIZUHO BANK, LTD.,

as Administrative Agent,

MUFG BANK, LTD., BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK

BRANCH and SANTANDER BANK, N.A.,

As Co-Documentation Agents,

BOFA SECURITIES, INC. and JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

as Sustainability Agent

Dated as of November 23, 2021

as amended by Amendment No. 1 dated as of May 24, 2022

as further amended by Amendment No. 2 dated as of July 17, 2023

MIZUHO BANK, LTD.,

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.,

BBVA SECURITIES INC. and

SANTANDER BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

		Page
SECTION 1. METHOD OF BORROWING AND PAYMENT OF FEES		1

1.01.	Commitments; Loans	1
1.02.	Borrowings	2
1.03.	Termination and Reduction of Commitments; Sublimits	2
1.04.	Extensions of Commitments	3
1.05.	Additional Commitments	4
1.06.	Adjustments of Sublimits	~~6~~6
1.07.	ESG Amendments	6

SECTION 2. THE LOANS		7

2.01.	Notice and Provision of Loans	7
2.02.	Repayment of Loans	8
2.03.	Facility Fees, etc.	8
2.04.	Interest Rates and Payment Dates	9
2.05.	Computation of Interest and Fees	~~10~~10
2.06.	Alternate Rate of Interest	11
2.07.	Continuation and Conversion of Loans	~~14~~15
2.08.	Prepayments	~~15~~16
2.09.	Reserve Requirements; Change in Circumstances	~~15~~17
2.10.	Change in Legality	~~16~~18
2.11.	New Office or Agency; Replacement of Lenders	~~17~~18
2.12.	Indemnity	~~18~~19
2.13.	Pro Rata Treatment	~~19~~20
2.14.	Sharing of Setoffs	~~19~~21
2.15.	Payments	~~20~~21
2.16.	Taxes	~~20~~22

SECTION 3. Letters of Credit		~~24~~25

3.01.	General	~~24~~25
3.02.	Notice of Issuance, Amendment, Extension; Certain Conditions	~~24~~25
3.03.	Expiration Date	~~25~~27
3.04.	Participations	~~25~~27
3.05.	Reimbursement	~~26~~27
3.06.	Obligations Absolute	~~26~~28
3.07.	Disbursement Procedures	~~27~~28
3.08.	Interim Interest	~~27~~29
3.09.	Replacement or Resignation of an Issuing Bank	~~28~~29
3.10.	Cash Collateralization	~~28~~29

i

SECTION 4. REPRESENTATIONS AND WARRANTIES		~~29~~30

4.01.	Corporate Existence and Power	~~29~~30
4.02.	Due Authorization, Compliance with Law, Enforceable Obligations, etc.	~~29~~30
4.03.	Financial Condition	~~30~~31
4.04.	Litigation	~~30~~32
4.05.	Tax Returns	~~31~~32
4.06.	Investment Company Act	~~31~~32
4.07.	Other Agreements	~~31~~32
4.08.	Federal Reserve Regulations	~~31~~32
4.09.	No Material Misstatements	~~31~~32
4.10.	Employee Benefit Plans	~~31~~33
4.11.	Environmental and Safety Matters	~~31~~33
4.12.	Ownership of Property; Liens	~~32~~33
4.13.	Use of Proceeds	~~32~~33
4.14.	Anti-Corruption Laws and Sanctions	~~32~~33
4.15.	~~EEA~~Affected Financial Institutions	~~32~~33

SECTION 5. CONDITIONS PRECEDENT		~~32~~34

5.01.	Conditions Precedent to Effectiveness of Agreement	~~32~~34
5.02.	Conditions to All Extensions of Credit	~~34~~35
~~5.03.~~	~~Conditions to Contingent Increase Effective Date~~	~~36~~

SECTION 6. AFFIRMATIVE COVENANTS		~~36~~38

6.01.	Financial Statements; Certificates; Reports	~~36~~38
6.02.	ERISA	~~38~~40
6.03.	Payment of Obligations	~~38~~40
6.04.	Maintenance of Existence; Compliance	~~38~~40
6.05.	Inspection of Property and Operations; Books and Records	~~39~~40
6.06.	Environmental Laws	~~39~~41
6.07.	Further Assurances	~~39~~41
6.08.	Maintenance of Ownership of Significant Subsidiaries	~~39~~41
~~6.09.~~	~~ESG Amendments~~	~~41~~

SECTION 7. NEGATIVE COVENANTS		~~39~~41

7.01.	Financial Condition Covenant	~~40~~41
7.02.	Sale of Assets; Merger	~~40~~41
7.03.	Limitation on Liens	~~40~~42
7.04.	Limitation on Transactions with Affiliates	~~42~~43
7.05.	Sales and Leasebacks	~~42~~43
7.06.	Limitation on Changes in Lines of Business	~~42~~44
7.07.	Use of Proceeds	~~42~~44
7.08.	Fiscal Year	~~42~~44
7.09.	Limitation on Restrictions on Distributions from Subsidiaries	~~43~~44

SECTION 8. EVENTS OF DEFAULT		~~43~~44

SECTION 9. DEFINITIONS		~~45~~47

9.01.	Defined Terms	~~45~~47
9.02.	Terms Generally	~~69~~76
9.03.	Accounting Terms	~~69~~76
9.04.	~~LIBOR Notification~~[Reserved]	~~69~~76
9.05.	Divisions	~~69~~77

SECTION 10. THE ADMINISTRATIVE AGENT		~~70~~77

10.01.	Appointment and Authority of Administrative Agent	~~70~~77
10.02.	Reliance by Administrative Agent; Delegation by Administrative Agent	~~70~~77
10.03.	No Amendment to Administrative Agent’s Duties Without Consent	~~71~~78
10.04.	Responsibilities of Administrative Agent	~~72~~79
10.05.	Proofs of Claim	~~73~~80
10.06.	Rights as a Lender	~~73~~80
10.07.	Credit Decision	~~73~~81
10.08.	Resignation of Administrative Agent	~~74~~81
10.09.	No Other Duties	~~74~~71
10.10.	Erroneous Payments.	~~74~~71

SECTION 11. MISCELLANEOUS		~~78~~74

11.01.	Notices	~~78~~74
11.02.	Successors and Assigns; Participations, Assignments and Designations	~~79~~75
11.03.	Expenses; Indemnity	~~82~~78
11.04.	Effectiveness	~~84~~80
11.05.	Survival of Agreement; Benefit to Successors and Assigns	~~84~~80
11.06.	Right of Setoff	~~84~~80
11.07.	Waivers; Amendment	~~85~~81
11.08.	Severability	~~86~~82
11.09.	Headings	~~86~~83
11.10.	Governing Law; Jurisdiction	~~86~~83
11.11.	Counterparts	~~87~~83
11.12.	Interest Rate Limitation	~~87~~84
11.13.	Entire Agreement	~~88~~84
11.14.	Waiver of Jury Trial	~~88~~84
11.15.	USA PATRIOT Act	~~88~~84
11.16.	Defaulting Lenders	~~88~~84
11.17.	Certain Acknowledgements	~~90~~86
11.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~90~~87

SCHEDULES:

1.01	Commitments
1.01B	Letter of Credit Commitments
4.04	Litigation
4.11	Environmental and Safety Matters
7.03	Existing Liens
11.01	Addresses

EXHIBITS:

A	Form of Assignment and Acceptance
B	Form of Compliance Certificate
C	Form of Note
D	Form of Exemption Certificate
E	Form of Extension Letter
F	Form Commitment Increase Supplement
G	Form of Additional Lender Supplement
H	Form of Sublimit Adjustment Letter
I Form of Additional Borrower Joinder Agreement

REVOLVING CREDIT AGREEMENT, dated as of November 23, 2021, as amended by Amendment No. 1 dated as of May 24, 2022 and as further amended and restated as of July 17, 2023, among AVANGRID, INC., a New York corporation (“Avangrid”), NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation (“NYSEG”), ROCHESTER GAS AND ELECTRIC CORPORATION, a New York corporation (“RGE”), CENTRAL MAINE POWER COMPANY, a Maine corporation (“CMP”), THE UNITED ILLUMINATING COMPANY, a specially chartered Connecticut corporation (“UI”), CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation (“CNG”), THE SOUTHERN CONNECTICUT GAS COMPANY, a Connecticut corporation (“SCG”), and THE BERKSHIRE GAS COMPANY, a Massachusetts gas company (“BGC”; together with Avangrid, NYSEG, RGE, CMP, UI, CNG and SCG, the “Borrowers”; each, a “Borrower”), the Lenders (as defined herein), MIZUHO BANK, LTD., as administrative agent (the “Administrative Agent”), MUFG BANK, LTD., BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH and SANTANDER BANK, N.A., as co-documentation agents (the “Co-Documentation Agents”), BOFA SECURITIES, INC. and JPMORGAN CHASE BANK, N.A., as co-syndication agents (the “Co-Syndication Agents”) and BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as sustainability agent (the “Sustainability Agent”, and together with the Co-Syndication Agents and the Co-Documentation Agents, the “Other Agents”).

W I T N E S S E T H:

WHEREAS, each Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, such parties hereby agree as follows:

SECTION 1. METHOD OF BORROWING AND PAYMENT OF FEES

1.01. Commitments; Loans.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make revolving loans (“Loans”) in Dollars to each Borrower at any time and from time to time from and including the date hereof to but excluding the Termination Date, or until the earlier termination of its Commitment, in an aggregate principal amount at any one time outstanding not to exceed the amount of its Commitment; provided that (i) the aggregate principal amount of all Loans to any Borrower outstanding at any time shall not exceed such Borrower’s Sublimit~~,~~ and (ii) the Total Extensions of Credit shall not exceed the Total Commitments~~, (iii) the Contingent Increase Amount shall not be available to be borrowed hereunder unless and until the applicable Contingent Increase Effective Date occurs, and accordingly each Lenders’ Commitment Percentage of the Contingent Increase Amount shall not be available to be borrowed by any Borrower until such applicable Contingent Increase Effective Date, and (iv) from and after the applicable Contingent Increase Effective Date, the applicable portion of the Contingent Increase Amount shall automatically and without further action become available to the Borrowers as set forth herein and the Lenders shall the make the Loans of the Contingent Increase Amounts hereunder~~. Loans made to any Borrower shall be the several obligations of such Borrower.

~~[Signature Page to Revolving Credit Agreement]~~

(b) The Loans made by the Lenders on any Borrowing Date that are ABR Loans shall be (i) in a minimum aggregate principal amount of $1,000,000, (ii) in an integral multiple of $500,000 in excess of the amount provided in clause (i) above or (iii) in an aggregate principal amount equal to the remaining balance of the Total Commitment, as the case may be. The Loans made by the Lenders on any Borrowing Date that are ~~Eurodollar~~SOFR Loans shall be (A) in a minimum aggregate principal amount of $3,000,000 (or, if less, in the amount of the Total Commitments less the Total Extensions of Credit) or (B) in an integral multiple of $1,000,000 in excess of the amount provided in clause (A) above, as the case may be.

(c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

1.02. Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Each Loan shall be an ABR Loan or a ~~Eurodollar~~SOFR Loan, as such Borrower may request, subject to and in accordance with Section 2.01. Each Lender may at its option fulfill its Commitment with respect to any ~~Eurodollar~~SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in an aggregate of more than ten separate ~~Eurodollar~~SOFR Loans of any Lender being outstanding to such Borrower hereunder at any one time. For purposes of the foregoing, ~~Eurodollar~~SOFR Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

1.03. Termination and Reduction of Commitments; Sublimits.

(a) Upon at least three Business Days’ prior irrevocable written or facsimile notice to the Administrative Agent (which shall promptly be communicated by the Administrative Agent to the Lenders), the Borrowers may at any time permanently terminate in whole, or from time to time permanently reduce in part, the Commitment of each Lender in respect of each Borrower, ratably in accordance with the proportion that each Lender’s Commitment bears to the Total Commitment; provided that such termination or reduction of Commitments shall have the effect of reducing or terminating each Borrower’s Sublimit in a pro rata amount; provided further that at no time shall the Extensions of Credit of any Lender exceed the Commitment of such Lender. Each such partial reduction of the Commitments of the Lenders shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess of $5,000,000.

(b) Each of the Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the applicable Facility Fee on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

(c) The Commitments shall be automatically terminated on the Termination Date, unless sooner terminated pursuant to any other provision of this Section 1.03 or Section 8.

~~(d) Unless the applicable Contingent Increase Amount Effective Date has occurred prior to the Contingent Increase Amount Termination Date, the Commitments and Total Commitment will be reduced by the deemed termination set forth in each such definition on the Contingent Increase Amount Termination Date in the amount of the PNM Sublimit, if the PNM Joinder Effective Date has not occurred as of such date, and in the amount of the TNMP Sublimit, if the TNMP Joinder Effective Date has not occurred as of such date.~~

1.04. Extensions of Commitments.

(a) The Borrowers may, by sending an Extension Letter in substantially the form of Exhibit E to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), not less than 30 days and not more than 60 days prior to each anniversary of the Closing Date, request that the Lenders extend the Termination Date then in effect (the “Current Termination Date”) so that it will occur one year after the Current Termination Date. Each Lender, acting in its sole discretion, shall advise in response to such extension request, by written notice to the Administrative Agent given not less than 15 days and not more than 30 days prior to the Current Termination Date or the next occurring anniversary of the Closing Date, as the case may be (such date on which a Lender may give notice of its intention to extend the Current Termination Date being referred to herein as the “Final Election Date”), whether or not such Lender agrees to such extension (each Lender that so advises the Administrative Agent that it will not extend the Current Termination Date being referred to herein as a “Non-Extending Lender”). Any Lender that does not advise the Administrative Agent by the Final Election Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to agree.

(b) (i) In response to such extension request under Section 1.04(a), if Lenders holding Commitments that aggregate 50% or more of the Total Commitments of the Lenders on or prior to the Final Election Date have not agreed to extend the Termination Date, then the Current Termination Date shall not be so extended and the outstanding principal balance of all loans and other amounts payable hereunder shall be due and payable on the Current Termination Date.

(ii) In response to such extension request under Section 1.04(a), if Lenders holding Commitments that aggregate more than 50% of the Total Commitments on or immediately prior to the Final Election Date have agreed to extend the Current Termination Date, the Administrative Agent shall notify each Borrower of such agreement in writing no later than five days after the Final Election Date, and effective on the Current Termination Date or the next occurring anniversary of the Closing Date, as the case may be (the “Extension Date”), the Termination Date applicable to the Lenders that have agreed to such extension (such Lenders being referred to herein as “Continuing Lenders”) shall be the day that is one year after the Current Termination Date. In the event of such extension, the Commitments of each Non-Extending Lender shall terminate on the Current Termination Date applicable to such Non-Extending Lender, all Loans and other amounts payable hereunder to such Non-Extending Lender shall become due and payable on such Current Termination Date and the Total Commitments of the Lenders hereunder shall be reduced by the aggregate Commitments of Non-Extending Lenders so terminated on and after such Current Termination Date. Each Non-Extending Lender shall be required to maintain its original Commitments up to the Termination Date, or Current Termination Date, as applicable, to which such Non-Extending Lender had previously agreed.

(c) In the event that the conditions in Section 1.04(b)(ii) have been satisfied, the Borrowers shall have the right on or before the Extension Date, at their own expense, to require any Non-Extending Lender to transfer and assign without recourse or representation (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in Section 11.02) all its interests, rights and obligations under the Loan Documents to one or more banks, financial institutions or other entities (which may include any Lender) (each, an “Extension Lender”); provided that (w) such Extension Lender agrees that the Termination Date applicable to it shall be the day that is one year after the Current Termination Date, (x) such Extension Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld), (y) such assignment shall become effective as of the Extension Date and (z) such Extension Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Extending Lender hereunder and all other amounts accrued for such Non-Extending Lender’s account or owed to it hereunder. Notwithstanding the foregoing, no extension of the Termination Date shall become effective unless, on the Extension Date, the conditions set forth in Section 5.02 shall be satisfied (with all references in such paragraphs to the making of a Loan being deemed to be references to the extension of the Commitments on the Extension Date) and the Administrative Agent shall have received certificates to that effect with respect to each Borrower dated the Extension Date and executed by a responsible officer of such Borrower.

(d) Notwithstanding anything to the contrary in the foregoing Sections 1.04 (a) through (c), the Termination Date shall not be extended unless the aggregate Commitments of the Continuing Lenders and any other Extension Lenders are greater than or equal to the Total Extensions of Credit as of the Extension Date.

(e) There shall be no more than two extensions under this Section 1.04.

1.05. Additional Commitments.

(a) In the event that the Borrowers wish to increase the Commitments at any time when no Event of Default has occurred and is continuing, they shall notify the Administrative Agent in writing of the amount (the “Proposed Increase Amount”) of such proposed increase (such notice, a “Commitment Increase Notice”); provided that the aggregate amount of any such increase in Commitments shall be at least $10,000,000. The Borrowers may offer to the existing Lenders and, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Proposed Increase Amount pursuant to Section 1.05(b).

(b) Any Lender that accepts an offer to it by the Borrowers to increase its Commitment pursuant to Section 1.05(a) shall, in each case, execute a Commitment Increase Supplement with each Borrower and the Administrative Agent, substantially in the form of Exhibit F, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.01 shall be deemed to be amended to so increase the Commitment of such Lender.

(c) Any additional bank, financial institution or other entity which the Borrowers select to offer participation in the increased Commitment and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to Section 1.05(a) shall execute an Additional Lender Supplement with each Borrower and the Administrative Agent, substantially in the form of Exhibit G, whereupon such bank, financial institution or other entity (herein called an “Additional Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.01 shall be deemed to be amended to add the name and Commitment of such Additional Lender; provided that the Commitment of any such Additional Lender shall be in an amount not less than $5,000,000.

(d) Notwithstanding anything to the contrary in this Section 1.05, (i) in no event shall any transaction effected pursuant to this Section 1.05 cause the Total Commitments to exceed ~~(x) prior to the occurrence of both Contingent Increase Effective Dates, $4,575,000,000 and (y) from and after the occurrence of (I) the PNM Joinder Effective Date (but not the TNMP Joinder Effective Date), $4,800,000,000 (II) the TNMP Joinder Effective Date (but not the PNM Joinder Effective Date), $4,775,000,000 and (III) both Contingent Increase Effective Dates, $5,000,000,000,~~$4,575,000,000, (ii) in no event shall the aggregate principal amount of Loans owed by any Borrower exceed such Borrower’s Sublimit, (iii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (iv) any increase of Commitments pursuant to this Section 1.05 shall be subject to the satisfaction of the conditions set forth in Section 5.02(a) (as modified as for extensions of credit made after the Closing Date) and Section 5.02(b) on the applicable Accordion Effective Date.

(e) Subject to the terms and conditions hereof, each Additional Lender and each Lender that executes a Commitment Increase Supplement or Additional Lender Supplement, as the case may be, pursuant to Section 1.05(b) (each, an “Accordion Lender”) shall, on the date upon which its Commitment or increased Commitment, as the case may be, becomes effective (its “Accordion Effective Date”), make Loans to each Borrower, and each Borrower shall prepay outstanding Loans owing to the Lenders other than such Accordion Lender(s), in amounts such that, after giving effect to the making of such Loans by such Accordion Lender and the prepayment of outstanding Loans owing to Lenders other than such Accordion Lender(s), the aggregate principal amount of Loans owing to each Lender shall equal such Lender’s Commitment Percentage (determined after giving effect to the new or increased Commitment of such Accordion Lender(s)) of the aggregate amount of the Loans outstanding on such Accordion Effective Date. On such Accordion Effective Date, each Borrower shall pay to the Administrative Agent, for the account of the Lenders, any amounts owing to such Lenders pursuant to Section 2.12 in respect of Loans prepaid on such Accordion Effective Date pursuant to this Section 1.05(e).

(f) At the time the Borrowers submit a Commitment Increase Notice, they shall advise the Lenders of the proposed new Sublimits.

1.06. Adjustments of Sublimits. The Borrowers may from time to time so long as no Event of Default exists with respect to any Borrower, upon not less than five Business Days’ notice to the Administrative Agent in a Sublimit Adjustment Letter in substantially the form of Exhibit H (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), change their respective Sublimits; provided that (i) the aggregate amount of the Sublimits shall equal but not exceed the Total Commitments, (ii) each Sublimit shall be an integral multiple of $5,000,000 and (iii) the Sublimit of each Borrower shall neither exceed such Borrower’s Maximum Sublimit nor be less than such Borrower’s Minimum Sublimit (for purposes of clarity, there shall be no Minimum Sublimit for Avangrid, Inc.).

1.07. ESG Amendments.

(a) The parties hereto acknowledge that the key performance metrics to determine Sustainability Targets following the Acquisition have not been determined and agreed as of the Closing Date. The Borrower ~~shall~~may, at any time ~~prior to June 1, 2022~~, submit a request in writing to the Administrative Agent that this Agreement be amended to reflect the Sustainability Targets to be agreed in their reasonable discretion by the Required Lenders, the Borrower and the Administrative Agent (the “ESG Amendments”). Such request will be accompanied by the proposed Sustainability Targets as prepared by the Borrower in consultation with the Administrative Agent and the Sustainability Agent.

(b) ~~The~~To the extent the Borrower has submitted a request as set forth in clause (a) above, the Administrative Agent, the Lenders and the Borrower shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Targets, including any adjustments to any percentage at any level of the definition of Applicable Margin (the spreads referenced in the immediately foregoing clause (ii), the “Specified Spreads”) and/or the Facility Fee Rate (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than (i) 0.01% in the Facility Fee Rate and/or (ii) 0.04% in the percentage set forth in the Specified Spreads during any calendar year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions; provided further that (i) in no event shall any of the Specified Spreads or the Facility Fee Rate be less than 0% at any time and (ii) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place pursuant to the ESG Pricing Provisions. Notwithstanding anything to the contrary in Section 11.07, the ESG Amendment (including the ESG Pricing Provisions) will become effective once the Borrower, the Administrative Agent and the Required Lenders have executed the ESG Amendment; provided that ~~(i) such amendments shall become effective on or before June 30, 2022 and (ii)~~ the Administrative Agent shall have received an opinion, or opinions, satisfactory in form and content to the Administrative Agent and the Sustainability Agent, addressed to the Administrative Agent and each of the Lenders and dated as of the effective date of the ESG Amendments, from Vigeo Eris or a similarly reputable independent internationally or nationally recognized provider of environmental, social and governance research and services for investors and public and private organizations. The Borrowers agree and confirm that the ESG Pricing Provisions shall follow the Sustainability Linked Loan Principles, as published in May 2021, and as may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”).

(c) As used in this Section 1.07, “Sustainability Targets” shall mean the Applicable Sustainability Adjustment, Baseline Sustainability Amount, Sustainability Amount and component or substitute and related definitions, terms and conditions, and/or the inclusion of additional key performance metrics (which may be based on social, diversity, equity and inclusion, governance or other metrics not based on carbon emissions), to be applied from and after the consummation of the Acquisitions.

SECTION 2.

THE LOANS

2.01. Notice and Provision of Loans.

(a) Each Borrower shall give the Administrative Agent written or facsimile notice (or telephone notice promptly confirmed in writing or by facsimile) (x) in the case of a ~~Eurodollar~~SOFR Borrowing, not later than 11:00 a.m., New York time, three U.S. Government Securities Business Days before a proposed Borrowing by such Borrower, or (y) in the case of an ABR Borrowing, not later than 11:00 a.m., New York time, on the day of a proposed Borrowing by such Borrower. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether such Borrowing is to be a ~~Eurodollar~~SOFR Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day and, for a SOFR Borrowing, shall be a U.S. Government Securities Business Day) and the amount thereof~~; and~~, (iii) if such Borrowing is to be a ~~Eurodollar Borrowing~~SOFR Borrowing, whether such Borrowing is for a Term SOFR Loan or a Daily Compounded Loan; and (iv) if such Borrowing is to be for a Term SOFR Loan, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any ~~Eurodollar~~SOFR Borrowing is specified in any such notice, or with respect to any notice provided for under Section 2.07(a) hereof, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Lender thereof.

(b) Each Lender shall make a Loan in the amount required, as determined under Section 2.13, with respect to each Borrowing hereunder on the Borrowing Date by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York time, and the Administrative Agent shall by 3:00 p.m., New York time, credit the amounts so received to the general deposit account of such Borrower with the Administrative Agent or such other general deposit account of such Borrower designated in writing to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of a ~~Eurodollar~~SOFR Loan, prior to the date of any such Borrowing, and (y) in the case of an ABR Loan, not later than 12:00 noon, New York time, on the date of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.01(b) and the Administrative Agent may, in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date such amount is paid to the Administrative Agent, at (i) in the case of a payment to be made by such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing, and (ii) in the case of a payment to be made by such Lender, the greater of the Federal Funds ~~Effective~~ Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its portion of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and such Borrower’s obligation under this Section 2.01(b) to pay to the Administrative Agent such corresponding amount shall be deemed terminated. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) Notwithstanding any other provisions of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

2.02. Repayment of Loans. The outstanding principal balance of each Loan shall be payable on the Interest Payment Date with respect thereto unless such Loan is continued or converted in accordance with Section 2.07; provided that in any event the outstanding principal balance of each Loan shall be payable not later than the Termination Date. Each Loan shall bear interest on the outstanding principal balance thereof from the applicable Borrowing Date as set forth in Section 2.04.

2.03. Facility Fees, etc.

(a) Each Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (a “Facility Fee”) for the period from and including the Closing Date until all of the Loans have been repaid and the Commitments have been terminated, computed at such Borrower’s Facility Fee Rate then in effect on the Commitment Percentage of such Lender times an amount equal to (i) ~~(x)~~ the Facility (drawn or undrawn ~~and disregarding whether an amount~~

~~thereof is not available pursuant to the Contingent Increase Amount) less (y) the then-applicable Contingent Increase Amount~~), multiplied by (ii) such Borrower’s Fee Percentage, payable quarterly in arrears on the last day of each March, June, September and December, on the Termination Date, (and if applicable, thereafter on demand), commencing on the first of such dates to occur after the Closing Date. If any Commitment shall be reduced in part, the Facility Fee shall be paid in accordance with Section 1.03(b). ~~For the avoidance of doubt, Facility Fees on the Contingent Increase Amount shall not accrue until the Contingent Increase Effective Date and shall, thereafter, be calculated in exactly the same manner as set forth herein.~~

(b) Each Borrower agrees to pay to the Administrative Agent the Fees in the amounts and on the dates previously agreed to in writing by such Borrower and the Administrative Agent.

(c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

(d) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the then-applicable Applicable Margin in effect with respect to ~~Eurodollar~~SOFR Loans on the face amount of each such Letter of Credit for the applicable Borrower, during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing bank relating to the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.04. Interest Rates and Payment Dates.

(a) Each ~~Eurodollar~~SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to ~~the Eurodollar Rate~~Adjusted Term SOFR or Adjusted Daily Compounded SOFR, at each Borrower’s election, determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.04 plus 2%; and (ii) if all or a portion of any interest payable on any Loan or any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%; in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

(c) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.04(c) shall be payable from time to time on demand.

2.05. Computation of Interest and Fees.

(a) Interest and Fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify each Borrower and the Lenders of each determination of ~~a Eurodollar Rate~~Adjusted Term SOFR or Adjusted Daily Compounded SOFR. Any change in the interest rate on a Loan resulting from a change in the ABR ~~or Eurocurrency Reserve Requirements~~, Adjusted Term SOFR or Adjusted Daily Compounded SOFR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify each Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.09(a).

(c) If, as a result of any restatement of public disclosure, inaccuracy in any certificate delivered pursuant to the foregoing or similar miscalculation of the Sustainability Amount and an increase in the Applicable Margins or, following the effectiveness of the ESG Amendments, the Facility Fee Rate for such period would result from proper calculations based thereon, the Borrowers shall retroactively be obligated to pay (or, after the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower Debtor Relief Laws, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

2.06. Alternate Rate of Interest. If prior to the first day of any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the relevant Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining ~~the Eurodollar Rate~~Adjusted Term SOFR or Adjusted Daily Compounded SOFR for such Interest Period, or that ~~such Eurodollar Rate~~Adjusted Term SOFR or Adjusted Daily Compounded SOFR is not available, the Administrative Agent shall give telecopy or telephonic notice thereof to such Borrower and the Lenders as soon as practicable thereafter. If such notice is given, then (x) any ~~Eurodollar~~SOFR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to ~~Eurodollar~~SOFR Loans shall be continued as ABR Loans and (z) any outstanding ~~Eurodollar~~SOFR Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. ~~Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall such Borrower have the right to convert Loans to Eurodollar Loans. If at any time~~Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.12. Subject to this Section, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~(i) the circumstances set forth in above are unlikely to be temporary or (ii) the circumstances set forth above have not arisen but either (w) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (x) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (y) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurodollar Base Rate and/or Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 11.07, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.06, (x) any notice~~

~~provided under Section 2.07 that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (y) if any notice provided pursuant to Section 2.01 requests a Eurodollar Loan, such Loan shall be made as an ABR Loan.~~“Adjusted Term SOFR” or “Adjusted Daily Compounded SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.

Notwithstanding anything to the contrary herein or in any other Loan Document:

~~(a) Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document; provided that, in the Administrative Agent’s sole discretion and without obligation to do so, if the Administrative Agent determines that Term SOFR has become available and has been recommended for use by the Relevant Governmental Body, is administratively feasible for the Administrative Agent and would have been identified as the Benchmark Replacement in accordance with the foregoing if it had been so available at the time that the Benchmark Replacement then in effect was so identified, and the Administrative Agent notifies the Borrowers of such availability, then, from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be Term SOFR (giving effect to any spread adjustment to Term SOFR that is consistent with the prevailing market convention for similar U.S. dollar credit facilities). If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis, subject to Section 2.08.~~

(~~b~~a) ~~Replacing Future~~ Benchmark~~s. Upon the occurrence of~~ Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, the~~ and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then for such Benchmark Replacement Date, such Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. ~~At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide~~

~~such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the applicable Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans~~. ~~During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.~~

(~~c~~ b) Benchmark Replacement Conforming Changes. In connection with the ~~implementation and~~use or administration of Term SOFR or Daily Compounded SOFR or the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(~~d~~ c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.06(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(~~e~~d) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or USD LIBOR)~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may ~~remove any tenor of such Benchmark that is~~modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative ~~for Benchmark (including Benchmark Replacement) settings and (ii)~~tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for Benchmark (including Benchmark Replacement) settings~~.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(f) Disclaimer and Exculpation With Respect to ~~LIBOR~~SOFR and any Other Benchmark Rate. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to ~~LIBOR~~ABR, Daily Compounded SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to this Section ~~titled “Benchmark Replacement Setting”, whether~~, upon the occurrence of a Benchmark Transition Event, ~~Term SOFR Transition Event or an Early Opt-in Election,~~ and (ii) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes pursuant to ~~clause (c) of~~ this Section ~~titled “Benchmark Replacement Setting”~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of~~, LIBOR or the Eurodollar Rate~~ ABR, Daily Compounded SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark or have the same volume or liquidity as did ~~LIBOR or the Eurodollar Rate prior to the~~ABR, Daily Compounded SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark prior to its discontinuance or unavailability ~~of LIBOR~~. In addition, the discontinuation of ~~LIBOR~~ABR, Daily Compounded SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges. The Administrative Agent and its ~~A~~affiliates and/or other related entities may engage in transactions that affect the calculation of ABR, Daily Compounded SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark or any alternative, successor or replacement rate

(including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such ABR, Daily Compounded SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark or such alternative, successor or replacement rate by the Administrative Agent to be conclusive, absent manifest error. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, Daily Compounded SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to the Borrower~~s~~, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.07. Continuation and Conversion of Loans.

(a) Each Borrower shall have the right, with respect to any ~~Eurodollar~~SOFR Loan made to such Borrower, at the end of any Interest Period, on three Business Days’ prior telephonic notice to the Administrative Agent (which shall be confirmed in writing on the next Business Day thereafter) (i) to continue such Loan into a subsequent Interest Period (provided that no Loan shall be continued into an Interest Period that ends on a date that is later than the Termination Date) or (ii) to convert such Loan into an ABR Loan.

(b) Each Borrower shall have the right, with respect to any ABR Loan made to such Borrower, at any time, on three Business Days’ prior telephonic notice to the Administrative Agent (which shall be confirmed in writing on the next Business Day thereafter), to convert such Loan into a ~~Eurodollar~~SOFR Loan.

(c) Any notice required to be given by any Borrower to the Administrative Agent pursuant to this Section 2.07 shall be irrevocable. Any notice given by any Borrower to the Administrative Agent hereunder shall be promptly communicated by the Administrative Agent to the Lenders.

(d) In addition to the above notice requirements, any continuation or conversion by such Borrower pursuant to this Section 2.07 shall be subject to the following:

(i) no Event of Default shall have occurred and be continuing at the time of such continuation or conversion;

(ii) if less than all the Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans of the Type being continued or converted held by the Lenders immediately prior to such continuation or conversion;

(iii) each conversion shall be effected by each Lender by applying the proceeds of the new ABR Loan or ~~Eurodollar~~SOFR Loan, as the case may be, to the Loan being converted;

(iv) upon each conversion of an ABR Loan into a ~~Eurodollar~~SOFR Loan, and upon the conversion of a ~~Eurodollar~~SOFR Loan into an ABR Loan, such Borrower shall pay all accrued interest on such Loan being converted at the time of conversion;

(v) if the new Loan made in respect of a conversion shall be a ~~Eurodollar~~SOFR Loan, the first Interest Period with respect thereto shall commence on the date of conversion;

(vi) any Loan which may not be continued as or converted into a ~~Eurodollar~~SOFR Loan shall be automatically continued as or converted to an ABR Loan; provided that each Loan shall be paid in full not later than the Termination Date;

(vii) (vii) a ~~Eurodollar~~SOFR Loan may be converted to an ABR Loan only on the last day of an Interest Period; and (viii) any conversion shall be subject to Section 1.01(b) hereof.

In the event that any Borrower shall not give notice to continue any ~~Eurodollar~~SOFR Loan as a ~~Eurodollar~~SOFR Loan into a subsequent Interest Period, or to convert any such Loan, such Loan (unless repaid) shall automatically become an ABR Loan at the expiration of the then current Interest Period.

2.08. Prepayments.

(a) Each Borrower shall have the right, upon notice to the Administrative Agent, at any time and from time to time to prepay any Borrowing, in whole or in part, provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three U.S. Government Securities Business Days prior to any date of prepayment of ~~Eurodollar~~SOFR Loans and (B) on the date of prepayment of ABR Loans); provided, however, that each partial prepayment shall be in an amount that is (i) an integral multiple of $500,000 and not less than $1,000,000, for any ABR Loan, or (ii) an integral multiple of $1,000,000 and not less than $3,000,000, for any ~~Eurodollar~~SOFR Loan.

(b) If, on the date of any termination or reduction of the Commitments pursuant to Section 1.03, or any adjustment of Sublimits pursuant to Section 1.06, the aggregate principal amount of all Loans to any Borrower outstanding at any time exceeds such Borrower’s Sublimit (such excess, an “Over-Advance”), then such Borrower shall pay or prepay or cause to be paid or prepaid so much of the Loans in an amount equal to the lesser of such Over-Advance and the aggregate principal amount of all Loans outstanding to such Borrower.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit such Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.08 shall be subject to Section 2.12 but otherwise without premium or penalty. All prepayments under this Section 2.08 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each prepayment shall be made to the Administrative Agent, to be distributed to the Lenders, pro rata in accordance with the proportion that each Lender’s Loans of the Type prepaid bears to the aggregate amount of all Lenders’ Loans of such Type outstanding.

2.09. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision herein, if any Change in Law shall (i) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any ~~Eurodollar~~SOFR Loan made by it, or change the basis of taxation of payments to any Lender of the principal of or interest on any ~~Eurodollar~~SOFR Loan made by such Lender or any Fees or other amounts payable hereunder (other than (A) changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein and (B) Taxes or Other Taxes, which shall be governed by Section 2.16); (ii) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender ~~(except any reserve requirement reflected in the Eurodollar Rate hereunder)~~; or (iii) impose on any Lender ~~or the interbank eurodollar market~~ any other condition, cost or expense affecting this Agreement or ~~Eurodollar~~SOFR Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any ~~Eurodollar~~SOFR Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, upon prompt request of such Lender, such Borrower will pay to such Lender as provided in Section 2.09(c) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, each Borrower shall pay as provided in Section 2.09(c) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) (c) A certificate of each Lender signed by an officer of the respective Lender setting forth in reasonable detail such amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph Section 2.09(a) or 2.09(b), as the case may be, shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Lender’s right to demand such compensation. The protection of this Section 2.09 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

2.10. Change in Legality.

(a) Notwithstanding any other provision herein, if any Lender determines that any Change in Law shall make it unlawful for such Lender to make or maintain any ~~Eurodollar~~SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any ~~Eurodollar~~SOFR Loan, then, by prompt written notice to each Borrower and to the Administrative Agent, such Lender may:

(i) declare that ~~Eurodollar~~SOFR Loans will not thereafter be made by such Lender hereunder, whereupon any request by any Borrower for a ~~Eurodollar~~SOFR Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless and until such declaration shall be subsequently withdrawn; and

(ii) require that all outstanding ~~Eurodollar~~SOFR Loans made by it be converted to ABR Loans, in which event all such ~~Eurodollar~~SOFR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.10(c).

(b) In the event any Lender shall give notice pursuant to Section 2.10(a), all payments and prepayments of principal that would otherwise have been applied to repay the ~~Eurodollar~~SOFR Loans that would have been made by such Lender or the converted ~~Eurodollar~~SOFR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such ~~Eurodollar~~SOFR Loans.

(c) For purposes of this Section 2.10, a notice to any Borrower by any Lender shall be effective as to each ~~Eurodollar~~SOFR Loan, if lawful, on the last day of the Interest Period currently applicable to such ~~Eurodollar~~SOFR Loan; in all other cases such notice shall be effective on the date of receipt by such Borrower.

2.11. New Office or Agency; Replacement of Lenders.

(a) If any Lender (i) requests compensation under Section 2.09, (ii) gives notice pursuant to Section 2.10(a) or (iii) requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then in each case such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.16 or cause such Lender to withdraw its notice pursuant to Section 2.10(a), as the case may be, in the future, and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay its pro rata share of the reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.09, or if any Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.11(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse or representation (except as to title and the absence of any Liens created by it) (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.02), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.02;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

2.12. Indemnity.

(a) Each Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (i) any failure by such Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Section 4, (ii) any failure by such Borrower to borrow or to refinance, convert, continue or prepay any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion, continuation or prepayment has been given pursuant to Section 2.01, 2.07 or 2.08, (iii) any payment, prepayment or conversion by such Borrower of a ~~Eurodollar~~SOFR Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon by such Borrower, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default with respect to such Borrower; including, in each case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a ~~Eurodollar~~SOFR Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be ~~the Eurodollar Rate~~ Adjusted Term SOFR or Adjusted Daily Compounded SOFR, as the case may be, applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.12 shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay each Lender the amount shown as due on any certificate within ~~15~~10 days after its receipt of same.

(b) Payments made by any Borrower under this Section 2.12 shall be the several obligation of such Borrower and no Borrower shall have any liability for, or shall guarantee any obligation of, any other Borrower.

(c) The obligations of each Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.13. Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment on account of any Facility Fee, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans), except in each case (i) as otherwise expressly contemplated by this Agreement and (ii) as required to give effect to the provisions of Sections 2.09, 2.10, 2.11 and 2.12. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s Percentage of such Borrowing, to the next higher or lower whole Dollar amount.

2.14. Sharing of Setoffs. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.15. Payments.

(a) Each Borrower shall make each payment (including principal of or interest on any Borrowing of such Borrower or any Fees or other amounts owing by such Borrower) hereunder not later than 12:00 p.m., New York time, on the date when due in Dollars to the Administrative Agent, for the account of the Lenders, at the Funding Office, in immediately available funds, without condition or deduction for any counterclaim, deduction, recoupment or setoff.

(b) Whenever any payment (including principal of or interest on any Borrowing of such Borrower or any Fees or other amounts owing by such Borrower) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

2.16. Taxes.

(a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made, in accordance with Section 2.15, free and clear of and without reduction or withholding for any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings or other charges imposed by any Governmental Authority, and all liabilities with respect thereto, including interest, additions to tax and penalties, excluding taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a “Transferee”)) and any branch profits or franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or doing business in or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, duties, deductions, assessments, fees, withholdings, charges and liabilities hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent, then (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided that no Borrower shall be required to pay any additional amounts to any Lender (or Transferee) pursuant to this Section 2.16(a) or to provide indemnification pursuant to Section 2.16(c) to the extent the obligation to pay such additional amounts or to provide such indemnification relates to U.S. federal withholding taxes imposed pursuant to FATCA.

(b) Without limiting the provisions of Section 2.16(a), each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (hereinafter referred to as “Other Taxes”) that arise from any payment made by such Borrower hereunder or under any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

(c) Each Borrower will indemnify each Lender (or Transferee) and the Administrative Agent, within 10 Business Days after written demand therefor, for the full amount of any Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant taxing authority or other Governmental Authority. If any Lender (or Transferee) or the Administrative Agent determines, in its sole discretion, that is has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of a request by such Borrower (or promptly upon receipt, if such Borrower has requested application for such refund pursuant hereto), pay such refund to such Borrower (but only to the extent of amounts that have been paid by such Borrower under this Section 2.16 with respect to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to repay such refund (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing contained in this Section 2.16(c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to taxes that it deems to be confidential) to any Borrower or any other Person.

(d) As soon as practicable, and in any event within 30 days, after the date of any payment of Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(f) (i) Any Lender (or Transferee) that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), two executed copies of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax and (ii) each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent) two executed copies of either (A) U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or, if the Non-U.S. Lender is not the beneficial owner, a Form W-8IMY accompanied by Form W-8BEN, Form W 8BEN-E, Form W-8ECI, Form W-9, a certificate substantially in the form of Exhibit D-2 or D-3 and/or other certification documents from each beneficial owner, as applicable) or (B) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” (the “portfolio interest exemption”), a certificate substantially in the form of Exhibit D-1 and a Form W-8BEN or Form W-8BEN-E

(or, if applicable, a Form W-8IMY accompanied by either a Form W-8BEN or Form W-8BEN-E and if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a certificate substantially in the form of Exhibit D-4), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(g) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which such Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to each of the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(h) If a payment made to a Lender under any Loan Document would be subject to Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement

(i) No Borrower shall be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to Section 2.16(a) or to provide indemnification pursuant to Section 2.16(c) if the obligation to pay such additional amounts or to provide such indemnification would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of Sections 2.16(f), 2.16(g) and 2.16(h); provided, however, that each Borrower shall be required to pay those amounts or provide such indemnification to any Lender (or Transferee) that it was required to pay or indemnify hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of Sections 2.16(f) and 2.16(g).

(j) Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after written demand therefor, for (i) any taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such taxes and without limiting the obligations of the Borrowers to do so) and (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.02(b) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (j).

(k) The obligations of the Borrowers under this Section 2.16 shall be the several obligations of each Borrower and no Borrower shall have any liability for, or shall guarantee any obligation of, any other Borrower.

(l) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Loans in full and all other obligations under the Loan Documents.

SECTION 3.

LETTERS OF CREDIT

3.01. General. Subject to the terms and conditions set forth herein, the Borrowers may request any Issuing Bank to issue Letters of Credit denominated in Dollars as the applicant thereof for the support of its or their respective Subsidiaries’ obligations, and the Issuing Banks shall issue such Letters of Credit in accordance with the commitments set forth herein and in a form reasonably acceptable to such Issuing Bank and the Borrowers, at any time and from time to time including the date hereof to but excluding the Termination Date, or until the earlier termination of such Issuing Bank’s Commitment.

3.02. Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the applicable Borrower shall transmit by approved electronic communication pursuant to arrangements for doing so that have been approved by the respective Issuing Bank to such Issuing Bank selected by such Borrower and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of

Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of all Borrowers at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments and (iii) no Lender’s Extensions of Credit shall exceed its Commitment. The Borrowers may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrowers shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to such Issuing Bank;

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or

(iii) after giving effect to such issuance, amendment or extension, the LC Exposure of the applicable Issuing Bank would exceed the Letter of Credit Commitment of such Issuing Bank.

3.03. Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Termination Date; provided that any Letter of Credit may have a maturity date of up to one year from the date of issuance and extend beyond the date set forth in clause (ii) if the applicable Borrower agrees to, on the Termination Date, cash collateralize or otherwise credit support such Letter of Credit in a manner reasonably satisfactory to the applicable Issuing Lender.

3.04. Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Commitment Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in Section 3.05, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Termination Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

3.05. Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 1 that such payment be financed with an ABR Loan in an equivalent amount, and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Commitment Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.01 with respect to Loans made by such Lender (and Section 2.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

3.06. Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in Section 3.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.07. Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

3.08. Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to Section 3.05, then Section 2.04(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.05 to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.

3.09. Replacement or Resignation of an Issuing Bank.

(a) An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(b) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 3.09(a).

3.10. Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the applicable Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrower shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to described in Section 8(f) or (g). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. In addition, and without limiting the foregoing or Section 3.03, if any LC Exposure remain outstanding after the expiration date specified in Section 3.03, the applicable Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived

SECTION 4.

REPRESENTATIONS AND WARRANTIES

Each Borrower hereby severally represents and warrants that:

4.01. Corporate Existence and Power. Each of such Borrower and its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing as a foreign corporation under the laws of each material jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iii) has all requisite corporate power and authority and the legal right (A) to own its assets and carry on the business in which it is engaged and (B) in the case of such Borrower, to execute and deliver this Agreement and the other Loan Documents to which it is a party and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

4.02. Due Authorization, Compliance with Law, Enforceable Obligations, etc.

(a) The execution and delivery of this Agreement and the other Loan Documents to which it is a party by such Borrower and the performance by such Borrower of its obligations under this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action (including any necessary stockholder action) on the part of such Borrower, and do not and will not (i) violate (A) any provision of any law, rule, regulation (including any applicable public service or public utility law of New York, Maine, Connecticut, Massachusetts or any other state, the Federal Power Act, and Regulation U and

Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect having applicability to such Borrower, (B) the Certificate of Incorporation, as amended, or By-laws of such Borrower or (C) any material indenture, agreement or other instrument to which such Borrower is a party, or by which such Borrower or any of its property is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in or require the creation or imposition of any lien of any nature upon any of the assets or properties of such Borrower or its Subsidiaries.

(b) This Agreement and the other Loan Documents to which such Borrower is a party have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws or principles of equity relating to or affecting the enforcement of creditors’ rights or contractual obligations generally.

(c) Such Borrower has obtained from all Governmental Authorities with jurisdiction all approvals, authorizations and consents and has made, or will make when due, all filings with such Governmental Authorities required in connection with the execution and delivery of this Agreement and the other Loan Documents to which it is a party by such Borrower and the performance by such Borrower of its obligations under this Agreement and the other Loan Documents to which it is a party (including approvals, authorizations, consents and filings (if any) required under any applicable public service or public utility law of New York, Maine, Connecticut or Massachusetts or any other state and the Federal Power Act, each as amended from time to time, and the rules, orders and regulations issued in connection therewith), and all such approvals, authorizations and consents are final and in full force and effect.

4.03. Financial Condition. Each Borrower has heretofore provided the Lenders with (i) audited consolidated financial statements of such Borrower and its Subsidiaries consisting of a consolidated balance sheet as at December 31, 2020, and the related consolidated statements of income, changes in common stock equity and cash flows audited by KPMG LLP, independent certified public accountants and (ii) unaudited consolidated financial statements for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, together with related consolidated statements of income, changes in common stock equity and cash flows for the respective periods ending on such dates. All such consolidated financial statements, including the related schedules and any notes thereto, fairly present the consolidated financial position of such Borrower and its Subsidiaries as of the dates thereof and the results of its operations and changes in its common stock equity and cash flows for the periods then ended, all in accordance with GAAP applied on a consistent basis. Since December 31, 2020, there has not occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as may have been disclosed in Avangrid’s Registration Statement on Form S-4, Avangrid’s Annual Report on Form 10-K for the year ended December 31, 2020, Avangrid’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and any Current Report on Form 8-K of Avangrid or UIL Holdings Corporation, in each case as filed with the SEC prior to the Closing Date ~~and except as may have been disclosed in any equivalent public filings concerning PNM and TNMP filed with the SEC prior to the Contingent Increase Effective Date~~.

4.04. Litigation. Except as disclosed on Schedule 4.04 and in Avangrid’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC prior to the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its properties by or before any court or any Federal, state, local, foreign or other governmental agency or regulatory authority which, if determined adversely to such Borrower, would have a material adverse effect on the financial condition or business of such Borrower or would materially impair the ability of such Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.

4.05. Tax Returns. Such Borrower has filed or caused to be filed all Federal, state, local and foreign tax returns which, to its knowledge, are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which such Borrower shall have set aside on its books such reserves as are required in accordance with generally accepted accounting principles with respect to any such tax.

4.06. Investment Company Act. Such Borrower is not an “investment company” as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

4.07. Other Agreements. Such Borrower is not in default with respect to any material indenture, mortgage, loan agreement or evidence of indebtedness to which it is a party or by which it or any of its properties may be bound, which default would materially adversely affect such Borrower’s financial condition.

4.08. Federal Reserve Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

4.09. No Material Misstatements. No information, report, financial statement, exhibit, annual certificate, including, without limitation, with respect to the Sustainability Amount and information and calculations related thereto, or schedule furnished by or on behalf of such Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or the other Loan Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, with respect to any financial projections, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

4.10. Employee Benefit Plans. Such Borrower is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which such Borrower was required to file a report with the PBGC.

4.11. Environmental and Safety Matters. Except as disclosed on Schedule 4.11, such Borrower complies in all material respects with all, and has not violated in any material respects any, Environmental Laws, and is aware of no events, conditions or circumstances involving liability under or continued compliance with such Environmental Laws, or environmental pollution or contamination or human health or safety that could reasonably be expected to have a material adverse effect on the financial condition or business of such Borrower or would materially impair the ability of such Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.

4.12. Ownership of Property; Liens. Such Borrower and its Significant Subsidiaries has good title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent failure to have such title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 7.03.

4.13. Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes of such Borrower (including, without limitation to fund working capital needs and/or any other amounts, fees and expenses in connection with the Loan Documents and the repayment of the Existing Facility ~~and the Existing Target Credit Facilities~~).

4.14. Anti-Corruption Laws and Sanctions. Such Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of such Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) such Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of such Borrower, any agent of such Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. None of the representations and warranties given in this Section 4.14 shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.

4.15. Affected Financial Institutions. Such Borrower is not an Affected Financial Institution.

SECTION 5.

CONDITIONS PRECEDENT

5.01. Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement and the obligations of the Lenders to make the initial extension of credit and of the Issuing Banks to issue Letters of Credit hereunder are subject to the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, each Borrower and each Lender listed on Schedule 1.01 and (ii) duly executed copies of the other Loan Documents.

(b) Existing Facility. All amounts outstanding, accrued or payable under the Existing Facility shall be repaid in full and the Existing Facility and the respective commitments thereunder shall be terminated and any letters of credit thereunder shall be terminated or cash collateralized in full, and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment and termination.

(c) Representations and Warranties; No Default. On the Closing Date, (i) the representations and warranties set forth in Section 4 qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, (ii) no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on and as of such time and (iii) the Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of each Borrower, confirming compliance with the foregoing clauses (i) and (ii).

(d) Charter Documents; Bylaws. The Administrative Agent shall have received a certificate of a secretary or assistant secretary of Avangrid certifying as to the incumbency and genuineness of the signature of each officer or authorized representative of the Borrowers executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (i) the articles or certificate of incorporation or formation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (ii) the bylaws or other governing document of each Borrower as in effect on the Closing Date, (iii) resolutions duly adopted by the board of directors of each Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iv) each certificate required to be delivered pursuant to Section 5.01(e)(i).

(e) Good Standing. The Administrative Agent shall have received copies of (i) certificates of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate Governmental Authorities of its jurisdiction of incorporation or formation and (ii) such “bring-down” good standing certificates dated the Closing Date or the Business Day immediately preceding the Closing Date as the Administrative Agent shall reasonably require.

(f) Approvals. All governmental and third party approvals (including approvals (if any) required under any applicable public service or public utility law of New York, Maine, Connecticut or Massachusetts or any other state or commonwealth and the Federal Power Act, as amended from time to time, and the rules, orders and regulations issued in connection therewith) necessary in connection with the continuing operations of each Borrower and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, invalidate or otherwise impose adverse conditions related to this Agreement (including the rights and remedies of the Lenders hereunder).

(g) Financial Statements. On or prior to the Closing Date, the Lenders shall have received (i) audited consolidated financial statements of each Borrower for the 2020 and 2019 fiscal years and (ii) unaudited interim consolidated financial statements of each Borrower for the quarterly period ended March 31, 2021, June 30, 2021 and September 30, 2021 (it being understood that the financial statements included in Avangrid’s Annual Report on Form 10-K for such periods and Avangrid’s Quarterly Reports on Form 10-Q for such periods, as applicable, shall be deemed received by the Lenders).

(h) Opinions. The Administrative Agent shall have received an opinion, or opinions, satisfactory in form and content to the Administrative Agent and the Lenders, addressed to the Administrative Agent and each of the Lenders and dated as of the Closing Date, from legal counsel to the Borrowers, which legal counsel may be in-house counsel to the Borrowers.

(i) Fees. The Lenders, the Other Agents, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel).

(j) PATRIOT Act. Each Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and, if applicable, the Beneficial Ownership Regulation.

5.02. Conditions to All Extensions of Credit. The obligations of the Lenders to make any extensions of credit (including the initial extension of credit) hereunder are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation or conversion date:

(a) Representations and Warranties. On the date of each Borrowing hereunder, the representations and warranties of the applicable Borrower set forth in Section 4 (other than, in the case of extensions of credit made after the Closing Date, the representations and warranties made in (i) the last sentence of Section 4.03, (ii) Section 4.04 and (iii) Section 4.11) qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of such time with the same effect as though such representations and warranties had been made on and as of such time.

(b) No Default. On the date of each Borrowing hereunder, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at such time or after giving effect to any such extension of credit with respect to the applicable Borrower.

(c) Notices. The Administrative Agent shall have received a notice of borrowing or notice of conversion or continuation, as applicable, from the Borrower in accordance with Section 2.01(a) or Section 2.07(a), as applicable.

Each Borrowing by any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.02 hereof have been satisfied.

~~5.03. Conditions to Contingent Increase Effective Date. The obligations of the Lenders to make any extensions of credit solely with respect to the Contingent Increase Amount with respect to the Sublimit of PNM or TNMP are subject to the satisfaction of the following conditions precedent:~~

~~(a) Acquisition. The Acquisition shall have been consummated substantially in accordance with the Merger Agreement as in effect as of the date hereof or as the same may be amended or otherwise modified from time to time, so long as such amendments or modifications are not adverse to the interests of the Lenders, on or before the earlier of (i) the Contingent Increase Amount Termination Date and (ii) the effective date of any termination of the Merger Agreement in accordance with the terms thereof.~~

~~(b) Existing Target Credit Facilities.~~

~~(i) With respect to the PNM Sublimit and the portion of the Contingent Increase Amount equal thereto, all amounts outstanding, accrued or payable under the instruments described in clauses (i) and (ii) of definition of Existing Target Credit Facilities shall be repaid in full, and such Existing Target Credit Facilities and the respective commitments thereunder shall be terminated and any letters of credit thereunder shall be terminated or cash collateralized in full, and the Administrative Agent shall have received customary pay-off letters evidencing such repayment and termination.~~

~~(ii) With respect to the TNMP Sublimit and the portion of the Contingent Increase Amount equal thereto, all amounts outstanding, accrued or payable under the instruments described in clauses (i) and (iii) of definition of Existing Target Credit Facilities shall be repaid in full, and such Existing Target Credit Facilities and the respective commitments thereunder shall be terminated and any letters of credit thereunder shall be terminated or cash collateralized in full, and the Administrative Agent shall have received customary pay-off letters evidencing such repayment and termination.~~

~~(c) Fees. The Lenders, the Other Agents, the Arrangers and the Administrative Agent shall have received all fees, including upfront or similar fees under the Contingent Increase Amount with respect to the Sublimit of PNM or TNMP, as applicable to the respective Contingent Increase Amount (for the avoidance of doubt, Facility Fees shall not accrue on the Contingent Increase Amount prior to the Contingent Increase Effective Date), required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel).~~

~~(d) No Default. No Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at such time or after giving effect to the Contingent Increase Effective Date.~~

~~(e) Representations and Warranties. The representations and warranties set forth in Section 4 that are qualified as to materiality shall be true and correct and those not so qualified as to materiality shall be true and correct in all material respects on and as of the Contingent Increase Effective Date with the same effect as though such representations and warranties had been made on and as of the applicable Contingent Increase Effective Date by PNM and/or TNMP as the case may be.~~

~~(f) Opinions. The Administrative Agent shall have received an opinion, or opinions, reasonably satisfactory in form and content to the Administrative Agent and the Lenders, addressed to the Administrative Agent and each of the Lenders and dated as of the Contingent Increase Effective Date, from legal counsel to PNM and/or TNMP, which legal counsel may be in-house counsel to the PNM and TNMP, as applicable.~~

~~(g) Approvals. All governmental and third party approvals (including approvals (if any) required under any applicable public service or public utility law of New Mexico or any other state or commonwealth and the Federal Power Act, as amended from time to time, and the rules, orders and regulations issued in connection therewith) necessary in connection with the participation of PNM and TNMP in the PNM Joinder and the TNMP Joinder and the transactions contemplated thereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any material action being taken by any competent governmental authority that would restrain, prevent, invalidate or otherwise impose material adverse conditions related to this Agreement (including the material rights and remedies of the Lenders hereunder).~~

~~(h) Joinders. As applicable to the specific Contingent Increase Amount, (x) with respect to the Sublimit for PNM, the PNM Joinder and/or (y) with respect to the Sublimit for TNMP, the TNMP Joinder.~~

~~(i) PATRIOT Act. PNM and/or TNMP (as applicable to the specific Contingent Increase Amount) shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Beneficial Ownership Regulation.~~

~~The Borrowers shall notify the Lenders at least five Business Days prior to any Contingent Increase Effective Date and, if any Lender notifies the Administrative Agent within five Business Days that it is not permitted by applicable Requirements of Law to make Loans to, or participate in Letters of Credit for the account of, PNM or TNMP, as the case may be, then the applicable Contingent Increase Date shall not occur until such arrangements are made or information is furnished so as to abide by such Requirements of Law.~~

~~For the avoidance of doubt, from and after the applicable Contingent Increase Effective Date, PNM and/or TNMP (as applicable to the specific Contingent Increase Amount) shall be a Borrower as defined herein.~~

SECTION 6.

AFFIRMATIVE COVENANTS

Each Borrower, severally but not jointly, covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Loans and the termination of the Commitments and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, unless such Borrower, acting through the Administrative Agent, shall obtain the written consent of the Required Lenders, each Borrower shall:

6.01. Financial Statements; Certificates; Reports. Furnish to the Lenders:

(a) promptly upon becoming available, but in any event within 105 days after the end of each fiscal year of Avangrid, a copy of the audited consolidated balance sheet of such Borrower as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing;

(b) promptly upon becoming available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of such Borrower, the unaudited consolidated balance sheet of such Borrower as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the principal financial officer of such Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(c) concurrently with the delivery of any financial statements pursuant to Section 6.01(a) and (b), in each case, a Compliance Certificate of such Borrower executed by the principal financial officer of such Borrower (i) stating that to the best of such principal financial officer’s knowledge, such Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such principal financial officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) containing information and calculations for determining compliance by such Borrower with the provisions of this Agreement referred to therein (including Section 7.01) as of the last day of the fiscal quarter or fiscal year of such Borrower, as the case may be;

(d) on or before June 1 of each year, beginning with June 1, 2023, a certificate of the Borrowers executed by a Financial Officer of Avangrid stating the Sustainability Amount for such prior fiscal year and the Applicable Margin and, following the effectiveness of the ESG Amendments, the Facility Fee Rate determined therefrom, which certificate shall contain all information and calculations reasonably required to demonstrate the Sustainability Amount for such prior fiscal year. If, for whatever reason, it is not possible to determine the Sustainability Amount, the Borrower and the Sustainability Agent, acting on the instructions of the Lenders, will use reasonable efforts to agree on the selection of an alternative measure that is customarily applied by persons carrying out similar businesses or being subject to similar environmental incentives, independent of the Lenders, to calculate and assign an equivalent score to be used for the purposes of the above calculation. If, after 20 Business Days, the Borrower and the Sustainability Agent are unable to agree on the selection of such alternative party, the Applicable Margin and, following the effectiveness of the ESG Amendments, the Facility Fee Rate applicable to each type of Loan shall apply without any discount or premium (and if such discount or premium was already applied at that point in time, it will then be discontinued as of the end of such 20 Business Day period);

(e) as soon as possible, and in any event within five Business Days after a Financial Officer of such Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of such Borrower or any Significant Subsidiary, a statement of such Financial Officer, setting forth details as to such Reportable Event and the action which is proposed to be taken with respect thereto, and as soon as possible, and in any event within five Business Days after filing or receipt thereof, a copy of the notice of such Reportable Event filed with or received from the PBGC;

(f) copies of each annual and other report with respect to any Plan requested by any Lender;

(g) promptly after receipt thereof, a copy of any notice which such Borrower or, to the knowledge of such Borrower, any Significant Subsidiary, may receive from the PBGC relating to the intention of the PBGC to terminate any Plan maintained in whole or in part for the benefit of employees of such Borrower or any Significant Subsidiary or to appoint a trustee to administer any such Plan;

(h) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of such Borrower and any Significant Subsidiary as any of the Lenders may reasonably request, including such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act, the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, the Beneficial Ownership Regulation and other “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith; and

(i) as soon as possible, and in any event within five Business Days after a Financial Officer of such Borrower knows or has reason to know that any Event of Default, or any event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred, a statement of such Financial Officer, setting forth details as to such Event of Default or event.

6.02. ERISA. Comply in all material respects with the applicable provisions of ERISA.

6.03. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or its Subsidiaries, as the case may be, or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.04. Maintenance of Existence; Compliance. Except as otherwise required by a Governmental Authority having jurisdiction over such Borrower or any of its Subsidiaries, (a) (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.02 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of the covenants given in Section 6.04(c) shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.

6.05. Inspection of Property and Operations; Books and Records. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon the reasonable request of any Lender, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of such Borrower with officers and employees of such Borrower and with their independent certified public accountants.

6.06. Environmental Laws. Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

6.07. Further Assurances. Execute any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of such Borrower.

6.08. Maintenance of Ownership of Significant Subsidiaries. In the case of Avangrid, take such action from time to time as shall be necessary to ensure that it at all times owns, directly or indirectly, all of the issued and outstanding shares of common stock of each of its Significant Subsidiaries.

~~6.09. ESG Amendments. Regardless of whether the Acquisition is consummated on or before June 30, 2022, enter into the ESG Amendments with the Required Lenders and the Administrative Agent on or before June 30, 2022.~~

SECTION 7.

NEGATIVE COVENANTS

Each Borrower, severally but not jointly, covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Loans and the termination of the Commitments and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, unless such Borrower, acting through the Administrative Agent, shall obtain the written consent of the Required Lenders, or except as otherwise required by a Governmental Authority having jurisdiction over such Borrower, such Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly:

7.01. Financial Condition Covenant. Permit the ratio of Consolidated Indebtedness to Consolidated Total Capitalization of such Borrower to exceed 0.65 to 1.00 at any time.

7.02. Sale of Assets; Merger. (a) Sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) (i) all or materially all of its respective properties or assets, whether now owned or hereafter acquired, (ii) in the case of Avangrid, (A) the primary natural gas, transmission and/or energy services business, as applicable, of any Significant Subsidiary or (B) any common stock of any Significant Subsidiary (other than to Avangrid or a Significant Subsidiary, or any directors or employees thereof), or (iii) any of its properties or assets, whether now owned or hereafter acquired, if the effect of such sale, lease, transfer or disposition would (A) after giving effect to such transaction, result in such Borrower’s senior unsecured long-term debt rating issued by S&P or Moody’s to fall below BBB- or Baa3, respectively (or, if senior unsecured debt ratings are unavailable for such Borrower, the senior secured long-term debt rating issued by S&P or Moody’s to fall below BBB or Baa2, respectively) or (B) materially impair the ability of such Borrower to perform its obligations under this Agreement or under any other Loan Document or (b) consolidate with or merge with another corporation, except (i) where such Borrower (or the Significant Subsidiary, as the case may be) is the surviving corporation and that, after giving effect to such consolidation or merger, no breach of Section 7.01, when calculated on a pro forma basis, would result therefrom, and no other Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing and (ii) the Acquisition.

7.03. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Liens created under its applicable primary first mortgage bond indenture or equivalent instrument set forth on Schedule 7.03, as in effect on the Closing Date, and except for:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Borrower, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or any of its Significant Subsidiaries;

(f) Liens in existence on the date hereof, securing any Indebtedness outstanding on the date hereof and extensions, renewals or replacements thereof; provided that no such Lien is spread to cover any additional property after the Closing Date (other than pursuant to any Borrower Senior Secured Indebtedness) and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness, in an aggregate principal amount not to exceed $250,000,000 (in the case of Avangrid), $50,000,000 (in the case of NYSEG, RGE, CMP~~,~~ and UI ~~and, solely after the PNM Joinder Effective Date, PNM~~) or $25,000,000 (in the case of CNG, SCG~~,~~ and BGC ~~and, solely after the TNMP Joinder Effective Date, TNMP~~) at any one time outstanding, incurred to finance the acquisition or construction of fixed or capital assets (including Capital Lease Obligations) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Liens shall be created substantially simultaneously with or within 120 days after such acquisition or completion of such construction of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such indebtedness;

(h) any interest or title of a lessor under any lease entered into in the ordinary course of business and covering only the assets so leased;

(i) Liens existing upon any property acquired by such Borrower in the ordinary course of business; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(j) Liens arising in connection with sales or transfers of, or financings secured by, accounts receivable or related contracts;

(k) Liens created by or resulting from litigation or legal proceedings that are currently being contested in good faith by appropriate proceedings and do not involve amounts that in the aggregate would exceed $50,000,000;

(l) Liens incidental to the normal conduct of the business of any Borrower or any Subsidiary of such Borrower or the ownership of its property that are not incurred in connection with the incurrence of Indebtedness and that do not in the aggregate materially impair the use of such property in the operation of the business of such Borrower and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

(m) Liens created under any Loan Document; and

(n) to the extent any such Person or Subsidiary constitutes a Significant Subsidiary from time to time, project finance or construction loans or similar financing for the development of wind generating facilities and related development operations that are secured by the Person or Subsidiary acquiring such financing and its assets including, without limitation, the pledge of the Capital Stock of any such Person or Subsidiary by any parent entity thereof.

7.04. Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) subject to the jurisdiction of, and approved by, the Federal Energy Regulatory Commission under the Federal Power Act, as amended, or any state regulatory commission or (b) upon fair and reasonable terms no less favorable to such Borrower or such Significant Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.05. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by such Borrower or any Significant Subsidiary of real or personal property that has been or is to be sold or transferred by such Borrower or such Significant Subsidiary to such Person or any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Significant Subsidiary, except to the extent such arrangement would not, collectively with all similar arrangements, reasonably be expected to materially impair the ability of such Borrower to perform its obligations under this Agreement.

7.06. Limitation on Changes in Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which such Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.07. Use of Proceeds. Request any Borrowing or use (and such Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use) the proceeds of the Loans, directly or indirectly, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. None of the covenants given in this Section 7.07 shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.

7.08. Fiscal Year. Permit the fiscal year of such Borrower to end on a day other than December 31 or change such Borrower’s method of determining fiscal quarters.

7.09. Limitation on Restrictions on Distributions from Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Significant Subsidiary to pay dividends or make any other distribution on its Capital Stock to such Borrower, other than any encumbrance or restriction pursuant to an agreement or instrument in effect at the Closing Date, or imposed by any Governmental Authority.

SECTION 8.

EVENTS OF DEFAULT

With respect to each Borrower, each of the following events shall constitute an event of default hereunder (hereinafter called an “Event of Default”) with respect to such Borrower:

(a) failure by such Borrower to pay any amount of principal of any of the Loans, as and when due and payable; failure by such Borrower to pay any interest on any of the Loans, any Fee or any other amount owed under this Agreement, within five days after any such interest, Fee or other amount becomes due and payable;

(b) such Borrower shall fail to perform or observe any of its other covenants or agreements contained in this Agreement or any other Loan Document and such failure shall continue unremedied for 30 days (or in the case of failure to observe Section 7.01, for five Business Days) after the earlier of (i) a Financial Officer of such Borrower obtaining knowledge thereof and (ii) receipt by such Borrower of written notice thereof from the Administrative Agent or any Lender;

(c) any representation or warranty made by such Borrower herein or in any certificate or other instrument furnished in connection with this Agreement that is qualified as to materiality shall be incorrect or any such representation or warranty not so qualified shall be incorrect in any material respect when made or deemed made;

(d) default beyond any applicable grace period with respect to any Borrower Senior Secured Indebtedness of such Borrower, or the performance of any obligation incurred in connection with any such Indebtedness, if the effect of such default is to permit the holder thereof, or a trustee or agent on its behalf, to cause such Indebtedness to become due prior to its stated maturity or any such Indebtedness shall not be paid at maturity;

(e) default beyond any applicable grace period with respect to any Indebtedness of such Borrower and/or any Significant Subsidiary ~~(including, without limitation, PNM after the PNM Joinder Effective Date)~~, the outstanding principal amount of which exceeds in the aggregate $50,000,000 (or, in the case of CNG, SCG~~,~~ and BGC ~~and, solely after the TNMP Joinder Effective Date, TNMP~~, $25,000,000), or the performance of any obligation incurred in connection with such Indebtedness if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof, or a trustee or agent on its behalf, to cause such indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, or if any such Indebtedness shall not be paid at maturity;

(f) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of such Borrower or any Significant Subsidiary under any Debtor Relief Law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) such Borrower or any Significant Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up of or liquidation of the affairs of such Borrower or any Significant Subsidiary and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(g) the filing by such Borrower or any Significant Subsidiary of a petition or answer or consent seeking relief under any Debtor Relief Law, or the consent by such Borrower or any Significant Subsidiary to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of such Borrower or any Significant Subsidiary or of any substantial part of their respective properties, or the failure of such Borrower or any Significant Subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by such Borrower or any Significant Subsidiary in furtherance of any such action;

(h) final judgment for the payment of money exceeding an aggregate of $50,000,000 (or, in the case of CNG, SCG~~,~~ and BGC ~~and, solely after the TNMP Joinder Effective Date, TNMP~~, $25,000,000) shall be rendered or entered against such Borrower and/or any Significant Subsidiary ~~(including, without limitation, PNM after the PNM Joinder Effective Date)~~and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed or contested in good faith;

(i) (i) a Reportable Event shall have occurred with respect to any Plan that reasonably could be expected to result in a liability of such Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000 (or, in the case of CNG, SCG~~,~~ and BGC ~~and, solely after the TNMP Joinder Effective Date, TNMP~~, $25,000,000) and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified such Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds (A) for the termination of such Plan by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or (C) for the imposition of a lien in favor of such Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the PBGC shall institute proceedings to terminate any Plan;

(j) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (except for Iberdrola, S.A. and, in the case of the Subsidiary Borrowers, Avangrid) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of such Borrower; or

(k) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or any Borrower contests in any manner the validity or enforceability of any Loan Document;

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent, shall, at the request of, or may, with the consent of, the Required Lenders, by written notice to such Borrower, take any or all of the following actions, at the same or different times: (A) terminate or reduce, as provided below, forthwith the Commitments of the Lenders hereunder with respect to such Borrower and (B) declare the Loans made to such Borrower and all other amounts accrued or owing by such Borrower under this Agreement to be forthwith due and payable, whereupon such Loans and such other amounts shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided, however, that upon the occurrence of the events in paragraph (f) or (g) of this Section 8 both of the preceding actions will automatically take place without any notice to such Borrower or any action by the Administrative Agent or any Lender; and provided further that if an Event of Default shall have occurred and be continuing with respect to one Borrower, but not the other Borrowers (the “Non-Defaulting Borrowers”), the Administrative Agent shall reduce the total outstanding Commitments of the Lenders hereunder to an amount which is not less than the aggregate Sublimits of the Non-Defaulting Borrowers, as described in Section 1.01(a). For the avoidance of doubt, provisions in this Agreement including the term “Event of Default” are intended to refer to Events of Default with respect to the Borrower affected by such provision.

SECTION 9.

DEFINITIONS

9.01. Defined Terms. As used in this Agreement, the terms listed in this Section 9.01 shall have the respective meanings set forth in this Section 9.01.

“ABR” shall mean, for any day, a rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to the ~~greatest~~highest of (a) the Prime Rate in effect on such day, (b) the ~~NYFRB~~Federal Funds Rate in effect on such day plus 0.5% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.0%; provided that if the ~~Prime Rate or NYFRB Rate~~ABR as so determined shall ever be less than ~~zero, such rate~~1.0%, then the ABR shall be deemed to be ~~zero) and (c) the Eurodollar Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus~~ 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds ~~Effective~~ Rate or ~~such Eurodollar Rate~~Adjusted Term SOFR shall be effective ~~as of the opening of business on the day~~from and including the effective date of such change in the Prime Rate, the Federal Funds ~~Effective~~ Rate or ~~such Eurodollar Rate~~Adjusted Term SOFR, respectively.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean a Loan bearing interest at the ABR.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Accordion Effective Date” shall have the meaning assigned to it in Section 1.05(e).

“Accordion Lender” shall have the meaning assigned to it in Section 1.05(e).

“Acquisition” shall mean the final consummation of the merger and other transactions pursuant to the Merger Agreement.

“Additional Lender” shall have the meaning assigned to it in Section 1.05(c).

“Adjusted Daily Compounded SOFR” means, for any U.S. Government Securities Business Day during an Interest Period, the rate per annum equal to the sum of (a) the Daily Compounded SOFR for such U.S. Government Securities Business Day and (b) the SOFR Adjustment; provided that if Adjusted Daily Compounded SOFR as so determined shall ever be less than the Floor, then Adjusted Daily Compounded SOFR shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjustment Date” shall mean the date that is five Business Days after the date on which certificates are delivered pursuant to Section 6.01(d). Adjustments applied on any Adjustment Date shall remain in effect until the next change to be effected pursuant to this definition. If the certificates to be delivered under Section 6.01(d) are not delivered within the time periods specified in Section 6.01(d), then no Applicable Sustainability Adjustment shall be applied to Applicable Margin nor, following the effectiveness of the ESG Amendments, the Facility Fee Rate, and any negative Applicable Sustainability Adjustment previously applied will be removed until re-determined on the next Adjustment Date.

“Administrative Agent” shall have the meaning assigned to it in the recitals hereof.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Controlled” shall have a meaning correlative thereto.

“Agreement” shall mean this Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrowers and their respective Subsidiaries concerning or relating to bribery or corruption and anti-money laundering rules and regulations, including the Patriot Act.

“Applicable Margin” shall mean for each Type of Loan, the rate per annum set forth under the relevant column heading below which corresponds with the most current rating of such Borrower’s senior unsecured long-term debt issued by Moody’s and S&P, respectively. Such Applicable Margin may be increased or decreased pursuant to the Applicable Sustainability Adjustment; provided that in no event shall the Applicable Margin be less than 0.000%.

Ratings	Applicable Margin for ~~Eurodollar~~SOFR Loans	Applicable Margin for ABR Loans
>Aa3/AA-	0.690%	0.000%
A1/A+	0.800%	0.000%
A2/A	0.900%	0.000%
A3/A-	1.000%	0.000%
Baa1/BBB+	1.075%	0.075%
Baa2/BBB	1.275%	0.275%
<Baa3/BBB-	1.475%	0.475%

Changes in the Applicable Margin based on ratings shall become effective on the date on which Moody’s and/or S&P changes the rating it has issued for such Borrower’s senior unsecured long-term debt. If both agencies issue a rating and the two ratings fall in different levels, the Applicable Margin shall be based upon the level indicated by the higher rating; provided that if the higher rating is two or more levels above the lower rating, the Applicable Margin shall be based upon the next level below the higher of the two. If only one of such two agencies issues a rating, such rating shall apply. If a Borrower (a) does not have a senior unsecured long-term debt rating, the Applicable Margin shall be based on the level one level below such Borrower’s senior secured long-term debt rating, and (b) does not have a senior unsecured long-term debt rating or a senior secured long-term debt rating, pricing shall be at such Borrower’s issuer rating.

Changes in the Applicable Margin based on the Applicable Sustainability Adjustment shall become effective on the applicable Adjustment Date.

“Applicable Sustainability Adjustment”: means, for any fiscal year (beginning with fiscal year 2022): (a) if the annual Sustainability Amount is greater than or equal to 110% of the Baseline Sustainability Amount, a 0.05% increase in the specified Applicable Margins; and (b) if the annual Sustainability Amount is less than or equal to 90% of the Baseline Sustainability Amount, a 0.05% decrease in the specified Applicable Margins.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean Mizuho Bank, Ltd., BofA Securities, Inc., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., BBVA Securities Inc. and Santander Bank, N.A., in their respective capacities as exclusive joint lead arrangers and exclusive joint bookrunners.

“Assignee” shall have the meaning assigned to it in Section 11.02(c).

“Assignment and Acceptance” shall mean an assignment and acceptance, substantially in the form of Exhibit A.

“Assignor” shall have the meaning assigned to it in Section 11.02(c).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Avangrid” shall have the meaning assigned to it in the recitals hereof.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Baseline Sustainability Amount” means 58.4g CO2/kWh, as contained in the reports of the Borrowers (or prepared on their behalf) and furnished to the Lenders.

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate or Daily Compounded SOFR, as applicable; provided that if a replacement of the Benchmark Transition Event has occurred ~~pursuant to Section 2.06~~with respect to the Term SOFR Reference Rate or Daily Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 2.06.

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(1) For purposes of clause (a) of Section 2.06, the first alternative set forth below that can be determined by the Administrative Agent~~:

~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or~~

~~(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 2.06; and~~

~~(2) For purposes of clause (b) of Section 2.06~~“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (~~a~~i) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the Administrative Agent and the Borrower~~s as the replacement for such Available Tenor of such Benchmark~~ giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S.~~ for determining a benchmark rate as a replacement to the then-current Benchmark for ~~d~~Dollar-denominated syndicated credit facilities ~~at such time~~and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined ~~pursuant to clause (1) or (2) above~~ would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement ~~Conforming Changes~~Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, ~~any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~ the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of~~ (b) a public statement or publication of information by ~~or on behalf of the administrator of the then-current Benchmark, the~~the regulatory supervisor for the administrator of such Benchmark~~, the Board of Governors of the~~ (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark, (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~ (or such component thereof); or

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“BGC” shall have the meaning assigned to it in the recitals hereof.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall have the meaning assigned to it in the recitals hereof~~, it being understood and agreed that neither PNM nor TNMP is a Borrower hereunder nor a party hereto unless and until the PNM Joinder Effective Date and/or TNMP Joinder Effective Date, as the case may be, and that PNM and TNMP shall be a “Borrower” hereunder from and after the PNM Joinder Effective Date and/or TNMP Joinder Effective Date, as the case may be.~~.

“Borrower Senior Secured Indebtedness” shall mean any Indebtedness of the Borrowers secured by any Lien on property owned or acquired by them; provided that the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $250,000,000 for Avangrid, $250,000,000 for NYSEG, $175,000,000 for RGE, $100,000,000 for CMP, $75,000,000 for UI, $25,000,000 for CNG, $25,000,000 for SCG and $10,000,000 for BGC ~~and, from and after the PNM Joinder Effective Date, $175,000,000 for PNM, and, from and after the TNMP Joinder Effective Date, $175,000,000 for TNMP~~ at any one time outstanding.

“Borrowing” shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

“Borrowing Date” shall mean, with respect to any Loan, the date on which such Loan is disbursed and, in the case of Term SOFR Loans or Daily Compounded SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which Lenders are open for business in New York City~~; provided, however, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which Lenders are not open for dealings in Dollar deposits in the London interbank market~~.

“Capital Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.07.

“CMP” shall have the meaning assigned to it in the recitals hereof.

“CNG” shall have the meaning assigned to it in the recitals hereof.

“Co-Documentation Agents” shall have the meaning assigned to it in the recitals hereof.

“Co-Syndication Agent” shall have the meaning assigned to it in the recitals hereof.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Collateral Account” shall have the meaning assigned to it in Section 3.10.

“Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. ~~Furthermore, it is understood and agreed that the Contingent Increase Amount shall not be available to be borrowed hereunder unless and until the applicable Contingent Increase Effective Date occurs, and accordingly each Lenders’ Commitment Percentage of the Contingent Increase Amount shall not be available to be borrowed by any Borrower. A portion of each Lender’s Commitment equaling its Commitment Percentage times the Contingent Increase Amount shall be automatically and without further action deemed terminated in accordance with Section 1.03 on the Contingent Increase Amount Termination Date (without duplication of such termination under the definition of Total Commitment).~~

“Commitment Increase Notice” shall have the meaning assigned to it in Section 1.05(a).

“Commitment Percentage” shall mean, as to any Lender at any time, the percentage that such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage that the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided that, in the event that the Loans are paid in full prior to the reduction to zero of the Total Extensions of Credit, the Commitment Percentages shall be determined in a manner designed to ensure that the other outstanding Extensions of Credit shall be held by the Lenders on a comparable basis.

“Compliance Certificate” shall mean a certificate duly executed by the principal financial officer of such Borrower substantially in the form of Exhibit B.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or Adjusted Daily Compounded SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section  2.12, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Indebtedness” shall mean, with respect to any Borrower at any date, all Indebtedness of such Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, excluding (i) debt and interest expense arising from the application of Financial Interpretation Number 45 or 46 of the Financial Accounting Standards Board and (ii) debt in an amount not to exceed $700,000,000 consisting of energy transition bonds issued pursuant to the New Mexico Energy Transition Act ~~(which amount shall be excluded from the calculation of PNM’s compliance with Section 7.01 and, on a consolidated basis, Avangrid)~~.

“Consolidated Net Income” shall mean, with respect to any Borrower at any date, the consolidated net income, if any, after taxes, of such Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided that Consolidated Net Income shall not be reduced or increased by the amount of any non-cash extraordinary charges or credits that would otherwise be deducted from or added to revenue in determining such Consolidated Net Income.

“Consolidated Net Worth” shall mean, with respect to any Borrower at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of such Borrower and its Subsidiaries under stockholders’ equity determined at such date; provided, however, that in any event (and notwithstanding a change in GAAP subsequent to the date of this Agreement) amounts attributable to such Borrower’s and its Subsidiaries’ preferred stock shall be included in Consolidated Net Worth.

“Consolidated Total Capitalization” shall mean, with respect to any Borrower at any date, the sum of the Consolidated Net Worth of such Borrower and the Consolidated Indebtedness of such Borrower.

~~“Contingent Increase Effective Date” shall mean the collective reference to the first Business Day following the date, if any, on which all the conditions precedent in Section 5.03 are satisfied or waived in accordance with Section 11.07 with respect to either the PNM Joinder Effective Date, in the case of PNM, or the TNMP Joinder Effective Date, in the case of TNMP (such date may be two dates or the same date).~~

~~“Contingent Increase Amount” shall mean $425,000,000 less (x) the $225,000,000 Sublimit for PNM from and after the PNM Joinder Effective Date and (y) the $200,000,000 Sublimit for TNMP from and after the TNMP Joinder Effective Date.~~

~~“Contingent Increase Amount Termination Date” shall mean either April 6, 2022 or, solely if the Merger Agreement is extended pursuant to its terms, such extended date so long as such date is not later than June 4, 2022, to the extent of the PNM Sublimit, if the PNM Joinder Effective Date has not occurred as of such date, and to the extent of the TNMP Sublimit, if the TNMP Joinder Effective Date has not occurred as of such date.~~

“Continuing Lenders” shall have the meaning assigned to it in Section 1.04(b).

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Current Termination Date” shall have the meaning assigned to it in Section 1.04(a).

“Daily ~~Simple~~Compounded SOFR” means, for any day, SOFR, with ~~the~~interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include ~~a~~compounding in arrears with a 5-day lookback) being established by the Administrative Agent in accordance with a methodology and the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily ~~Simple~~Compounded SOFR” for syndicated business loans~~; provided, that if the Administrative Agent decides that any such~~ (such methodology and conventions ~~is not~~being administratively feasible for the Administrative Agent, ~~then~~being either the cumulative compounded rate formula or the non-cumulative compounded rate formula, at the Administrative Agent’s ~~may establish another convention in its reasonable~~ discretion, and will not, for the avoidance of doubt, be compounded on the balance).

“Daily Compounded SOFR Loan” shall mean a SOFR Loan which is calculated by reference to Daily Compounded SOFR, at each Borrower’s election.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender” shall mean, subject to Section 11.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due; (b) has notified any Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and each Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and each Borrower); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a (A) proceeding under any Debtor Relief Law or (B) Bail-In Action or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such equity interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.16(b)) upon delivery of written notice of such determination to each Borrower and each Lender.

“Dollars” or “$” shall mean lawful money of the United States of America.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders; provided however, the Administrative Agent and the Borrowers may choose a later date as specified in such notice.~~

~~“Early Opt-in Election” means the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” shall mean any Person that meets the requirements to be an Assignee under Section 11.02 (subject to such consents, if any, as may be required thereunder).

“Environmental Laws” shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment (including natural resources, wetlands, flora and fauna), as now or may at any time hereafter be in effect.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Erroneous Payment” has the meaning assigned to it in Section 10.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.10(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.10(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.10(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.10(e).

“ESG Amendments” shall have the meaning assigned to it in Section 1.07(a).

“ESG Pricing Provisions” shall have the meaning assigned to it in Section 1.07(b).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurocurrency Reserve Requirements” shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.~~

~~“Eurodollar Base Rate” shall mean with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided~~, ~~further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).~~

~~“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.~~

~~“Eurodollar Loan” shall mean any Loan bearing interest at the Eurodollar Rate.~~

~~“Eurodollar Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):~~

~~Eurodollar Base Rate~~

~~1.00 - Eurocurrency Reserve Requirements~~

“Event of Default” shall mean any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act” shall have the meaning assigned to it in Section 8(j).

“Existing Facility” shall mean that certain Revolving Credit Agreement, dated as of June 29, 2018, among the Borrowers, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

~~“Existing Target Credit Facilities” shall mean (i) with respect to both PNM and TNMP, that certain Sixth Amendment to and Restatement of Credit Agreement, dated as of July 30, 2018 among PNMR, as the borrower, Wells Fargo Bank, N.A., as the administrative agent thereunder, and the lenders parties thereto (ii) solely with respect to the PNM Joinder and the Sublimit for PNM, that certain Fourth Amendment to and Restatement of Credit Agreement, dated as of October 19, 2018 among PNM, as the borrower, Wells Fargo Bank, National Association, as the administrative agent thereunder, and the lenders parties thereto and (iii) solely with respect to the TNMP Joinder and the Sublimit for TNMP, that certain Third Amended and Restated Credit Agreement, dated as of September 25, 2017 among TNMP, as the borrower, KeyBank National Association, as the administrative agent thereunder, and the lenders parties thereto.~~

“Extension Date” shall have the meaning assigned to it in Section 1.04(b).

“Extension Lender” shall have the meaning assigned to it in Section 1.04(c).

“Extensions of Credit” shall mean as to any Lender at any time, an amount equal to the sum of the aggregate principal amount of all Loans held by such Lender then outstanding and its LC Exposure.

“Facility” shall mean the Commitments and the Loans made thereunder.

“Facility Fee” shall have the meaning assigned to it in Section 2.03(a).

“Facility Fee Rate” shall mean, as to any Borrower, the rate per annum set forth below which corresponds with the most current rating of such Borrower’s senior unsecured long-term debt issued by Moody’s and S&P, respectively. Following the effectiveness of the ESG Amendments, the Facility Fee Rate may be increased or decreased pursuant to the Applicable Sustainability Adjustment or other applicable terms and conditions; provided that in no event shall the Facility Fee Rate be less than 0.000%.

Ratings	Facility Fee Rate
>Aa3/AA-	0.060%
A1/A+	0.075%
A2/A	0.100%
A3/A-	0.125%
Baa1/BBB+	0.175%
Baa2/BBB	0.225%
<Baa3/BBB-	0.275%

Following the effectiveness of the ESG Amendments, ~~C~~changes in the Facility Fee Rate based on ratings shall become effective on the date on which Moody’s and/or S&P changes the rating it has issued for such Borrower’s senior unsecured long-term debt. If both agencies issue a rating and the two ratings fall in different levels, the Facility Fee Rate shall be based upon the level indicated by the higher rating; provided that if the higher rating is two or more levels above the lower rating, the Facility Fee Rate shall be based upon the next level below the higher of the two. If only one of such two agencies issues a rating, such rating shall apply. If such Borrower (a) does not have a senior unsecured long-term debt rating, the Facility Fee Rate shall be based on the level one level below such Borrower’s senior secured long-term debt rating, and (b) does not have a senior unsecured long-term debt rating or a senior secured long-term debt rating, pricing shall be at such Borrower’s issuer rating.

~~Following the effectiveness of the ESG Amendments, c~~Changes in the Facility Fee Rate based on the Applicable Sustainability Adjustment shall become effective on the applicable Adjustment Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds ~~Effective~~ Rate” shall mean, for any day, the ~~weighted average of~~greater of (a) the rate~~s on overnight federal funds transactions with members of~~calculated by the Federal Reserve ~~System arranged by federal funds brokers, as~~ Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York, ~~or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if~~ as the Federal ~~F~~funds ~~Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement~~rate and (b) 0%.

“Fee Percentage” shall mean, with respect to each Borrower, a fraction the numerator of which is such Borrower’s Maximum Sublimit and the denominator of which is the aggregate amount of the Maximum Sublimits.

“Fees” shall mean the Facility Fees and other fees separately agreed to in writing by the Borrowers and the Administrative Agent.

“Final Election Date” shall have the meaning assigned to it in Section 1.04(a).

“Financial Officer” of a Borrower shall mean the principal financial officer, principal accounting officer, treasurer or controller of such Borrower or any vice president of such Borrower whose primary responsibility is for financial matters. For purposes of this Agreement, “Financial Officer” shall include the Vice President – Treasurer of Avangrid Management Company, LLC who has authority to act on such Borrower’s behalf.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~ a rate of interest equal to 0%.

“Funding Office” shall mean the office of the Administrative Agent specified in Schedule 11.01 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to each Borrower and the Lenders.

“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any

Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the such Borrower in good faith.

“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

~~“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurodollar Base Rate.”~~

“Indebtedness” shall mean of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all liabilities of such Person as an account party under acceptances, letters of credit (other than trade letters of credit), surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person that is redeemable at the option of the holder thereof or that has any mandatory dividend, redemption or other required payment that could be required thereunder prior to the date that is one year after the Termination Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Indebtedness shall not include Indebtedness of a Borrower arising from the application of Financial Interpretation Number 45 of the Financial Accounting Standards Board, Financial Interpretation Number 46 of the Financial Accounting Standards Board or Issue No. 01-08 of the Emerging Issues Task Force (EITF).

“Interest Payment Date” shall mean (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date~~,~~ and (b) as to any ~~Eurodollar~~SOFR Loan, (i) if such Loan is a Term SOFR Loan, (A) having an Interest Period of three months or less, the last day of ~~such~~each Interest Period~~, (c) as to any Eurodollar Loan having an~~ therefor and, in the case of any Interest Period ~~longer~~of more than three months’ duration, each day ~~that is~~prior to the last day of such Interest Period that occurs at three month~~s, or a whole multiple thereof,~~ intervals after the first day of such Interest Period ~~and the last day of such Interest Period~~, and (~~d~~B) ~~as to any Eurodollar Loan,~~ the date of any repayment or prepayment made in respect thereof, and the Termination Date, or (ii) if such Loan is a Daily Compounded SOFR Loan, (A) the last Business Day of each calendar month, and (B) the date of any repayment or prepayment made in respect thereof, and the Termination Date.

“Interest Period” shall mean (a) as to any ~~Eurodollar~~SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and (i) in the case of a Daily Compounding SOFR Loan, ending one month thereafter, and (ii) in the case of a Term SOFR Loan, ending one, three or six months thereafter, as each Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Termination Date and (iii) the date such Borrowing is repaid or prepaid in accordance with Sections 2.02 or 2.08; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a ~~Eurodollar~~SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

~~“Interpolated Rate” shall mean, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.~~

“Issuing Bank” means Mizuho Bank, Ltd., Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Santander Bank, N.A. and any other Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 3.09. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Commitment Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lenders” shall have the meaning as defined in the preamble hereto. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Lending Office” shall mean (a) initially, for each Lender, its branch office or offices located as of the date hereof at its address set forth in such Lender’s Administrative Questionnaire and (b) subsequently, such other branch (or affiliate) of each Lender as such Lender may designate by notice in writing to the Borrowers and the Administrative Agent as the branch (or affiliate) from which ABR Loans or ~~Eurodollar~~SOFR Loans will thereafter be made hereunder and for the account of which all payments by the Administrative Agent of principal of, and interest on, ABR Loans or ~~Eurodollar~~SOFR Loans, as the case may be, will thereafter be made.

“Letter of Credit” shall mean any letter of credit issued pursuant to this Agreement. A Letter of Credit may only be issued in Dollars.

“Letter of Credit Agreement” shall have the meaning assigned to it in Section 3.02.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 1.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” shall mean this Agreement and the Notes (if any).

“Loans” shall have the meaning assigned to it in Section 1.01(a).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of each Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Maximum Rate” shall have the meaning assigned to it in Section 11.12.

“Maximum Sublimit” shall mean, as to any Borrower, the amount set forth opposite such Borrower’s name in the table below.

Borrower	Maximum Sublimit
NYSEG		$700,000,000
RGE		$300,000,000
CMP		$200,000,000
UI		$250,000,000
CNG		$150,000,000
SCG		$150,000,000
BGC		$50,000,000
~~PNM (following the PNM Joinder Effective Date)~~	~~$~~	~~400,000,000~~
~~TNMP (following the TNMP Joinder Effective Date)~~	~~$~~	 ~~300,000,000~~

The Maximum Sublimit applicable to Avangrid shall be, at any time of adjustment thereto in accordance with Section 1.06, the amount equal to (x)~~(i) prior to the Contingent Increase Effective Date,~~ $3,575,000,000 ~~and (ii) from and after the Contingent Increase Effective Date, $4,000,000,000,~~ less (y) the aggregate amount of all Sublimits applicable to the other Borrowers as in effect at such time.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of October 20, 2020, by and among PNMR, Avangrid and NM Green Holdings, Inc., as the same may be amended or otherwise modified from time to time.

“Minimum Sublimit” shall mean, as to any Borrower (other than Avangrid), the amount set forth opposite such Borrower’s name in the table below.

Borrower	Sublimit
NYSEG		$500,000,000
RGE		$200,000,000
CMP		$100,000,000
UI		$150,000,000
CNG		$50,000,000
SCG		$50,000,000
BGC		$25,000,000
~~PNM (following the PNM Joinder Effective Date)~~	~~$~~	~~225,000,000~~
~~TNMP (following the TNMP Joinder Effective Date)~~	~~$~~	 ~~200,000,000~~

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 11.07 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Borrowers” shall have the meaning assigned to it in Section 8.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” shall have the meaning assigned to it in Section 1.04(a).

“Non-U.S. Lender” shall have the meaning assigned to it in Section 2.16(f).

“Note” shall mean, if requested by any Lender, the promissory note of a Borrower in favor of the Lender in substantially the form of Exhibit C, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

~~“NYFRB Rate” means for any day, the greater of (a) the federal funds effective rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a banking day, for the immediately preceding banking day); provided that if none of such rates are published for any day that is a business day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York time) on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further, that each such rate shall not be less than zero.~~

“NYSEG” shall have the meaning assigned to it in the recitals hereof.

“Other Agents” shall have the meaning assigned to it in the recitals hereof.

“Other Lenders” shall have the meaning assigned to it in the recitals hereof.

“Other Taxes” shall have the meaning assigned to it in Section 2.16(b).

~~“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).~~

“Participant” shall have the meaning assigned to it in Section 11.02(b).

“Participant Register” shall have the meaning assigned to it in Section 11.02(b).

“PATRIOT Act” shall have the meaning assigned to in ~~in~~ Section 11.15.

“Payment Recipient” has the meaning assigned to it in Section 10.10(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of a Borrower or any Significant Subsidiary.

“PNMR” shall mean PNM Resources, Inc.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City ~~(the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).~~. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Issuing Bank or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

~~“PNM” Public Service Company of New Mexico.~~

~~“PNM Joinder” shall mean an additional borrower joinder substantially in the form of Exhibit I executed and delivered by PNM.~~

~~“PNM Joinder Effective Date” shall mean the date, if any, on which each of the conditions set forth in Section 5.03 for the Contingent Increase Effective Date with respect to the addition of PNM as a Borrower hereunder, including the execution and delivery of the PNM Joinder, shall have occurred.~~

~~“PNMR” shall mean PNM Resources, Inc.~~

“Proposed Increase Amount” shall have the meaning assigned to it in Section 1.05(a).

~~“Quotation Day” shall mean, with respect to any Eurodollar Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.~~

“Register” shall have the meaning assigned to it in Section 11.02(d).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Party” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan.

“Required Lenders” shall mean at any time, the holders of more than 50% of the Commitments then in effect, or, at any time the Commitments have terminated, the holders of more than 50% of the Total Extensions of Credit. The Commitment and the Total Extensions of Credit of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“RGE” shall have the meaning assigned to it in the recitals hereof.

“S&P” shall mean Standard & Poor’s Rating Services, a division of McGraw-Hill, Inc.

~~“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.~~

“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (at the time of this Agreement, Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea~~, Sudan~~ and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SCG” shall have the meaning assigned to it in the recitals hereof.

~~“Screen Rate” has the meaning assigned to it in the definition of “Eurodollar Base Rate.”~~

“SLL Principles” shall have the meaning assigned to it in Section 1.07(b).

“Specified Spreads” shall have the meaning assigned to it in Section 1.07(b).

~~“Specified Time” shall mean 11:00 a.m., London time.~~

“Significant Subsidiary” shall mean, as to any Borrower, at any particular time, any Subsidiary of such Borrower that would be a “significant subsidiary” of such Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, including without limitation in the case of Avangrid, Iberdrola Renewables Holdings, Inc., Iberdrola Renewables, LLC and each of the Subsidiary Borrowers.

~~“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means a percentage equal to 0.1% per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on, at each Borrower’s election, (i) Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “ABR”, or (ii) Adjusted Daily Compounded SOFR.

“Sublimit” shall mean, as to any Borrower, initially the amount set forth opposite such Borrower’s name in the table below, as such amount(s) may be adjusted from time to time pursuant to Section 1.06 within the applicable amounts set forth in the definitions of Maximum Sublimit and Minimum Sublimit (as applicable).

Borrower	Sublimit
NYSEG		$500,000,000
RGE		$200,000,000
CMP		$100,000,000
UI		$150,000,000
CNG		$50,000,000
SCG		$50,000,000
BGC		$25,000,000
~~PNM (following the PNM Joinder Effective Date)~~	~~$~~	~~225,000,000~~
~~TNMP (following the TNMP Joinder Effective Date)~~	~~$~~	 ~~200,000,000~~

The Sublimit applicable to Avangrid shall be, at any time of adjustment thereto in accordance with Section 1.06, the amount equal to (x)~~(i) prior to the Contingent Increase Effective Date,~~ $3,575,000,000 ~~and (ii) from and after the Contingent Increase Effective Date, $4,000,000,000,~~ less (y) the aggregate amount of all Sublimits applicable to the other Borrowers as in effect at such time.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Borrowers” shall mean ~~(a)~~ NYSEG, RGE, CMP, UI, CNG, SCG and BGC~~, (b) solely to the extent the PNM Joinder becomes effective in accordance with the terms and conditions hereof and thereof, PNM from and after the PNM Joinder Effective Date and (c) solely to the extent the TNMP Joinder becomes effective in accordance with the terms and conditions hereof and thereof, TNMP from and after the TNMP Joinder Effective Date.~~.

“Sustainability Amount” means the greenhouse gas emissions intensity resulting from the Borrowers’ and their Subsidiaries’ operations, calculated in the manner set forth by Global Reporting Initiative 305-4 (previous G4-EN18) based on direct emissions from production facilities divided by the net production, and expressed as a ratio of grams of carbon dioxide to kilowatt hour (g CO2/kWh), as certified by the Borrowers.

“Sustainability Agent” shall have the meaning assigned to it in the recitals hereof.

“Sustainability Certificate” shall have the meaning assigned to it in Section 1.07(a).

“Sustainability Target~~s~~” shall have the meaning assigned to it in Section 1.07(c).

“Taxes” shall have the meaning assigned to it in Section 2.16(a).

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” shall mean a SOFR Loan which is calculated by reference to Term SOFR, at each Borrower’s election.

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Termination Date” shall mean November 23, 2026, as such date may be extended from time to time with respect to some or all of the Lenders pursuant to Section 1.04.

~~“TNMP” shall mean Texas-New Mexico Power Company.~~

~~“TNMP Joinder” shall mean an additional borrower joinder substantially in the form of Exhibit I executed and delivered by TNMP.~~

~~“TNMP Joinder Effective Date” shall mean the date, if any, on which each of the conditions set forth in Section 5.03 for the Contingent Increase Effective Date with respect to the addition of TNMP as a Borrower hereunder, including the execution and delivery of the TNMP Joinder, shall have occurred.~~

“Total Commitments” shall mean, as of a given date, the aggregate Commitments of the Lenders on such date. ~~Furthermore, it is understood and agreed that the Contingent Increase Amount shall not be available to be borrowed hereunder unless and until the applicable Contingent Increase Effective Date occurs. A portion of the Total Commitment equaling the Contingent Increase Amount shall be automatically and without further action deemed terminated in accordance with Section 1.03 on the Contingent Increase Amount Termination Date (without duplication of such termination under the definition of Commitment).~~

“Total Extensions of Credit” shall mean, at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.

“Transferee” shall have the meaning assigned to it in Section 2.16(a).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include ~~the Eurodollar Rate~~Adjusted Term SOFR, Adjusted Daily Compounded SOFR and the ABR.

“UI” shall have the meaning assigned to it in the recitals hereof.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars, it being understood that USD LIBOR includes the Eurodollar Rate.~~

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

9.02. Terms Generally. The definitions in Section 9.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, including the word “consolidated,” as such term is applicable to such Borrower.

9.03. Accounting Terms. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

9.04. ~~LIBOR Notification~~[Reserved]~~. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 2.06), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~.

9.05. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 10.

THE ADMINISTRATIVE AGENT

The Lenders and the Administrative Agent agree among themselves as follows:

10.01. Appointment and Authority of Administrative Agent. Each of the Lenders hereby irrevocably appoints Mizuho Bank, Ltd. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 10.08, the provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.02. Reliance by Administrative Agent; Delegation by Administrative Agent.

(a) The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, communication, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person(s). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any recitals, statements, representations or warranties herein or the contents of any document delivered in connection herewith, or be liable for failing to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement or any other Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of any Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or such Notes. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 11.02. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or under the other Loan Documents.

The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

10.03. No Amendment to Administrative Agent’s Duties Without Consent.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8 or 11.07) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the applicable Borrower or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement that affects its duties as Administrative Agent under this Agreement unless it shall have given its prior written consent as Administrative Agent thereto.

10.04. Responsibilities of Administrative Agent. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received in like funds, and (ii) to promptly distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent. In the event that (x) a Borrower fails to pay when due the principal of or interest on any Loan or any Fees or (y) the Administrative Agent receives notice from a Borrower or any Lender of the occurrence of an Event of Default or other condition or event, in each case the Administrative Agent shall promptly give written notice thereof to the Lenders and shall take such action with respect to such Event of Default or other condition or event as it shall be directed in writing to take by the Required Lenders; provided, however, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action or refrain from taking such action with respect to such Event of Default or other condition or event as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall promptly deliver any bill required to be delivered by the Administrative Agent to the relevant Borrower.

10.05. Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03 and 11.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03 and 11.03.

10.06. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking any action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each of the Lenders agrees that the Administrative Agent shall not have any responsibility for the accuracy or adequacy of any information contained in any document, or any oral information, supplied to such Lender by the Borrowers directly or through the Administrative Agent.

10.08. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders or the retiring Administrative Agent appoint a successor Administrative Agent as provided for in Section 10.08(a). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by each Borrower to a successor Administrative Agent shall be the same as those payable by such Borrower to its predecessor unless otherwise agreed between such Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.09. No Other Duties(a)             . Anything herein to the contrary notwithstanding, none of the Arrangers or Other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

10.10. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.10 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank other Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of ABR and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.10(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.10(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) (ii) Subject to Section 11.02 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(f) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that each Borrower’s obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Borrower’s in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Loan Party; provided that this Section 10.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), any obligations of any Borrower relative to the amount (and/or timing for payment) of such obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(g) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(h) Each party’s obligations, agreements and waivers under this Section 10.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all the Loans and all other obligations (or any portion thereof) under any Loan Document.

SECTION 11.

MISCELLANEOUS

11.01. Notices.

(a) Any notice shall be conclusively deemed to have been received by a party hereto and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other parties in writing):

(i) if to the Administrative Agent or any Borrower, at the address thereof set forth in Schedule 11.01; and (ii) if to any of the Lenders, at the address specified in its Administrative Questionnaire, or if a Lender is a Lender by virtue of an assignment, to it at its address (or facsimile number) set forth in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the

Administrative Agent that it is incapable of receiving notices under Section 2 by electronic communication. The Administrative Agent or the relevant Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address (including email address) or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of such Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent any Lender by means of electronic communications pursuant to this Section 11.01, including through the Platform.

11.02. Successors and Assigns; Participations, Assignments and Designations.

(a) This Agreement shall be binding upon and inure to the benefit of each Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.02(c), (ii) by way of participation in accordance with the provisions of Section 11.02(b) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.02(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.02(b) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Any Lender may, without the consent of or notice to the Borrowers, the Administrative Agent or the Issuing Banks, in accordance with applicable law, at any time sell participations to any Person (other than a natural person or any Borrower or any Affiliate or Subsidiary of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (iv) the Borrowers, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all Lenders pursuant to Section 11.07 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10, 2.12 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.02(c); provided that such Participant agrees to be subject to the provisions of Section 2.11 as if it were an Assignee under Section 11.02(c); provided further that no Participant shall be entitled to receive any greater amount pursuant to Section 2.09, 2.10, 2.12 or 2.16 than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(c) (i) Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to either (x) with the consent (which shall not be unreasonably withheld or delayed) the Issuing Banks, any Lender, any Affiliate of any Lender or any Approved Fund or (y) with the consent (which shall not be unreasonably withheld or delayed) of the Borrowers, the Issuing Banks and the Administrative Agent (provided that each Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), to any other Person (other than any Borrower, any Subsidiary or Affiliate of any Borrower, any Defaulting Lender or any other Person who, upon becoming a Lender hereunder, would constitute any of the foregoing, or any natural person) (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this Section 11.02(c), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrowers and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.09, 2.12, 2.16 and 11.03. Notwithstanding any provision of this Section 11.02, the consent of any Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing with respect to such Borrower.

(ii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations or other compensating actions, including funding, with the consent of each Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and Assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this Section 11.02(c)(ii), then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain at its address referred to in Schedule 11.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 11.02(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.02 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with applicable law. The parties to this Agreement further acknowledge that any such pledge or assignment shall not release such Lender from any of its obligations hereunder or substitute any pledge or assignee for such Lender as a party hereto.

(g) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 11.02(f).

11.03. Expenses; Indemnity.

(a) Each Borrower, severally but not jointly, agrees to pay all reasonable out-of-pocket expenses incurred (i) by the Administrative Agent in connection with the preparation of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), including the reasonable fees and disbursements of counsel to the Administrative Agent, (ii) by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made or any Notes issued hereunder, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders and (iii) any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

(b) Each Borrower, severally but not jointly, agrees to indemnify the Administrative Agent, each Lender, the Other Agents, the Arrangers, each Issuing Bank and each Related Party of any of the foregoing Persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower) other than such Indemnitee and its Related Parties arising out of, in any connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of, or noncompliance with, any Environmental Law, any actual or alleged presence or release of hazardous materials on or from any property owned or operated by such Borrower or any of its Subsidiaries, or any environmental liability related in any way to such Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by such Borrower and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any of the other Loan Documents, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor.

(d) To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 11.03(a) or 11.03(b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Extensions of Credit at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(e) To the fullest extent permitted by applicable law, no Borrower shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.03(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.04. Effectiveness. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Lender.

11.05. Survival of Agreement; Benefit to Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loans herein contemplated and the execution and delivery to the Lenders of any Notes evidencing such Loans and shall continue in full force and effect so long as any portion of any of such Notes is outstanding and unpaid and the Commitments have not been terminated. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of each Borrower which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the Lenders; provided, however, that no interest, rights or duties herein may be assigned by the Borrowers without the prior written approval of all the Lenders.

11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any such Affiliate to or for the credit or the account of such Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 11.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it is exercising such right of setoff. The rights of each Lender and its Affiliates under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.07. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.07(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Except for extending the Commitments in accordance with the procedures specified in Section 1.04, increasing the Commitments in accordance with the procedures specified in Section 1.05, replacing any Lender in accordance with the procedures specified in Section 2.11, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of, or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease rate of interest on any Loan (other than in connection with an ESG Amendment, which shall only require consent of the Required Lenders), without the prior written consent of each Lender directly affected thereby, (ii) change or extend the Commitment or decrease the Facility Fee (other than in connection with an ESG Amendment, which shall only require consent of the Required Lenders) of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.13, Section 2.14, this Section 11.07 or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender, or (iv) amend the last sentences of Sections 4.14, 6.04 or 7.07 without the prior written consent of Required Lenders and each Lender incorporated or organized under the laws of the Federal Republic of Germany; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Issuing Bank hereunder without the prior written consent of the applicable Issuing Bank(s); provided further that ESG Amendments shall only require the consent of the Required Lenders. Any waiver, amendment or modification authorized by this Section 11.07 shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans.

(c) Any request by any Borrower for a modification, amendment or waiver of any provision of this Agreement or any other Loan Document shall be made in writing to the Administrative Agent and the Administrative Agent shall promptly communicate such request to the Lenders. Any such waiver, consent or approval granted by the Required Lenders (and such other Persons as may be required under this Section 11.07) shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in the same, similar or other circumstances.

(d) No waiver by the Administrative Agent or any Lender of any breach or default of or by any Borrower under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.

(e) In connection with any waiver, determination or direction relating to any part of Sections 4.14, 6.04(c) or 7.07 of which a Lender does not have the benefit, the Commitment and Loans of that Lender will be excluded for the purpose of determining whether the consent of the requisite Lenders has been obtained or whether the determination or direction by the requisite Lenders has been made.

(f) If the Administrative Agent and the Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

11.08. Severability. In the event any one or more provisions contained in this Agreement or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.09. Headings. The Section headings in this Agreement are for convenience only and shall not affect the construction hereof.

11.10. Governing Law; Jurisdiction.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law

11.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g. “.pdf” or “.tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any other Loan Document and shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

11.12. Interest Rate Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the applicable interest rate, together with all Fees and charges which are treated as interest under applicable law (collectively the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Loan held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

11.13. Entire Agreement. This Agreement, the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent and any Assignment and Acceptance (executed pursuant to Section 11.02 of this Agreement) constitute the entire contract between each Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.14. Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (i) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section 11.14.

11.15. USA PATRIOT Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the PATRIOT Act.

11.16. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(A) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(B) second, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(C) third, if so determined by the Administrative Agent and the applicable Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section;

(D) fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(E) fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(F) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 11.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of the outstanding principal amount of the Loans funded by it.

(b) If each Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

11.17. Certain Acknowledgements. Each of the Borrowers hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Borrowers and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Borrowers on other matters, and the relationship between the Credit Parties, on the one hand, and the Borrowers, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Borrowers, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Borrowers rely on, any fiduciary duty to the Borrowers or their affiliates on the part of the Credit Parties, (c) the Borrowers are capable of evaluating and understanding, and the Borrowers understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Borrowers have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Borrowers’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Borrowers, (e) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent the Borrowers have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Borrowers or their Affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Borrowers or any such Affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the

Credit Parties or among the Borrowers and the Credit Parties. For purposes of this Section 11.17, “Credit Party” means each of the Lenders, the Administrative Agent, the Other Agents and the Arrangers.

11.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions

11.19. Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature pages intentionally omitted]

~~Schedule 1.01~~

Lender	~~Available~~ Commitment ~~as of the Closing Date~~	~~Commitment *~~
Mizuho Bank, Ltd.	$184,335,937.50	~~$~~	~~206,250,000.00~~
Bank of America, N.A.	$184,335,937.50	~~$~~	~~206,250,000.00~~
JPMorgan Chase Bank, N.A.	$184,335,937.50	~~$~~	~~206,250,000.00~~
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$184,335,937.50	~~$~~	~~206,250,000.00~~
MUFG Bank, Ltd.	$184,335,937.50	~~$~~	~~206,250,000.00~~
Santander Bank, N.A.	$184,335,937.50	~~$~~	~~206,250,000.00~~
BNP Paribas	$184,335,937.50	~~$~~	~~206,250,000.00~~
CaixaBank, S.A.	$184,335,937.50	~~$~~	~~206,250,000.00~~
Wells Fargo Bank, National Association	$184,335,937.50	~~$~~	~~206,250,000.00~~
Canadian Imperial Bank of Commerce, NY Branch	$119,539,062.50	~~$~~	~~133,750,000.00~~
Citibank, N.A.	$119,539,062.50	~~$~~	~~133,750,000.00~~
Commerzbank AG, New York Branch	$119,539,062.50	~~$~~	~~133,750,000.00~~
Credit Agricole Corporate and Investment Bank	$119,539,062.50	~~$~~	~~133,750,000.00~~
Intesa Sanpaolo S.p.A., New York Branch	$119,539,062.50	~~$~~	~~133,750,000.00~~
KeyBank National Association	$119,539,062.50	~~$~~	~~133,750,000.00~~
Morgan Stanley Bank, N.A.	$119,539,062.50	~~$~~	~~133,750,000.00~~
Natixis, New York Branch	$119,539,062.50	~~$~~	~~133,750,000.00~~
Royal Bank of Canada	$119,539,062.50	~~$~~	~~133,750,000.00~~
Sumitomo Mitsui Banking Corporation	$119,539,062.50	~~$~~	~~133,750,000.00~~
TD Bank, N.A.	$119,539,062.50	~~$~~	~~133,750,000.00~~
The Bank of Nova Scotia	$119,539,062.50	~~$~~	~~133,750,000.00~~
U.S. Bank National Association	$119,539,062.50	~~$~~	~~133,750,000.00~~
Deutsche Bank AG New York Branch	$60,328,125.00	~~$~~	~~67,500,000.00~~

Goldman Sachs Bank USA	$60,328,125.00	~~$~~	 ~~67,500,000.00~~
HSBC Bank USA, National Association	$60,328,125.00	~~$~~	~~67,500,000.00~~
National Westminster Bank plc	$60,328,125.00	~~$~~	~~67,500,000.00~~
~~People’s United~~M&T Bank~~, N.A.~~	$60,328,125.00	~~$~~	~~67,500,000.00~~
The Bank of New York Mellon	$60,328,125.00	~~$~~	~~67,500,000.00~~

Total Commitment	$3,575,000,000.00	~~$~~	~~4,000,000,000.00~~

~~*~~	~~following the PNM Joinder Effective Date and the TNMP Joinder Effective Date~~

~~509265-0769-16268-Active.26314423.2~~